                                                                   EXHIBIT 10.26


                                  OFFICE LEASE


                              33 CLEMENTINA STREET
                            San Francisco, California




                          ECKER-FOLSOM PROPERTIES, LLC


                                    LANDLORD




                               CRITICAL PATH, INC.



                                     TENANT

                                  OFFICE LEASE

                              33 Clementina Street
                            San Francisco, California


BASIC LEASE INFORMATION


Lease Date:                  December __, 1999

Landlord:                    ECKER-FOLSOM PROPERTIES, LLC,
                             a California limited liability company

Tenant:                      CRITICAL PATH, INC.,
                             a California corporation

Premises:                    Approximately 13,345 square feet of rentable area
                             within the Building (as defined in Section 1.1) as shown on
                             Exhibit A.

Term:                        Ten (10) years from the Commencement Date
                             (the "Initial Term"), subject to two (2) options to extend the
                             Term each for a period of five (5) years.

Possession Date:             The date the Premises is delivered to Tenant in the
                             condition required under Section 3.1.

Commencement Date:           The later of (i) August 1, 2000 or (ii) two (2) weeks
                             following the Possession Date.

Expiration Date:             A date ten (10) years after the Commencement Date,
                             subject to extension pursuant to Section 3.2 of the Lease

Base Rent:                   PERIOD OF TERM               AMOUNT
                             Commencement Date to
                             end of Initial Term          $50,718.75/month

                             Extended Term:               The fair market rent for
                                                          the Premises, as determined in
                                                          accordance with Section 3.2 of the
                                                          Lease.


Base Year:                   The calendar year 2000.

Permitted Use:               General office, administrative, research and
                             development, computer laboratory, and related functions.

Security Deposit:            $101,437.50 which shall be deposited simultaneously with
                             Tenant's execution hereof.

Tenant's Address:            Critical Path, Inc.
                             320 First Street
                             San Francisco, California 94105
                             Attention: Chief Financial Officer

Landlord's Address:          Ecker-Folsom Properties, LLC
                             c/o The Bock Company
                             2996 Washington Street
                             San Francisco, California 94115

Brokers:

        Landlord's Broker:   The Bock Company

        Tenant's Broker:     Cushman Realty Corporation


Exhibits and Addenda:

        Exhibit A:    Floor Plan(s) of Premises
        Exhibit B:    Legal Description of Land
        Exhibit C:    Work Letter
        Exhibit D:    Rules and Regulations of the Building
        Exhibit E:    Confirmation of Lease Term


The Basic Lease Information is incorporated into and made a part of the Lease. Each reference in the Lease to any Basic Lease Information shall mean the applicable information set forth above. In the event of any conflict between an item in the Basic Lease Information and the Lease, the Lease shall control.

                                  OFFICE LEASE


               THIS LEASE is made and entered into by and between Landlord and Tenant as of the Lease Date. Landlord and Tenant hereby agree as follows:

        1. Definitions.

               1.1. Terms Defined. The following terms have the meanings set forth below. Certain other terms have the meanings set forth in the Basic Lease Information or elsewhere in this Lease.

                      Alterations: Alterations, additions or other improvements to the Premises made by Tenant or its employees or contractors (but not including the alterations, additions or other improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the provisions of the Work Letter).

                      Base Operating Expenses and Base Real Estate Taxes: The Operating Expenses and the Real Estate Taxes paid or incurred by Landlord in the Base Year.

                      Building: The office building, and surrounding property, consisting of a four-story building located on the Land, commonly known as 33 Clementina Street, San Francisco, California, and any additions to such Building.

                      Escalation Rent: The total dollar increase, if any, in Operating Expenses and in Real Estate Taxes, each as paid or incurred by Landlord in each calendar year, or part thereof, after the Base Year, over the amount of Base Operating Expenses and Base Real Estate Taxes. For purposes of determining Operating Expenses for the Base Year, since the Building will be less than ninety-five percent (95%) occupied during the Base Year, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred during such year if the Building had been ninety-five percent (95%) occupied during the entire year. This amount shall be considered to have been the amount of Operating Expenses for the Base Year. For purposes hereof, "variable components" include only those component expenses that are affected by variations in occupancy levels. For purposes of determining Real Estate Taxes for the Base Year, Landlord shall make an appropriate adjustment to the Real Estate Taxes for such year as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Real Estate Taxes that would have been incurred during such year if the tenant improvements in the Building had been fully constructed and the Land, the Building, and all tenant improvements in the Building had been fully assessed for Real Estate Tax purposes.


                      Impositions: Taxes, assessments, charges, excises and levies, business taxes, licenses, permits, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind at any time levied, assessed, charged or imposed by any federal, state or local entity, upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises, or the cost or value of any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to and governed by the Work Letter which exceed Building standard improvements (which for purposes of this definition are defined to mean tenant improvements costing less than $50.00 per square foot of Rentable
Area) and any subsequent Alterations. Impositions do not include Real Estate Taxes, franchise, transfer, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord from all sources, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Imposition.

                      Land: The parcel of land described on Exhibit B attached to this Lease.

                      Operating Expenses: All costs of management, operation, maintenance and repair of the Building, including, but not limited to, the following: (i) a prorata portion of salaries, wages, benefits and other payroll expenses of employees engaged in the operation, maintenance or repair of the Building and the Land based on the percentage of such employees' time that is devoted to the operation, maintenance or repair of the Building and the Land;
(ii) commercially reasonable property management fees and expenses; (iii) electricity, natural gas, water, waste disposal, sewer, heating, lighting, air conditioning and ventilating and other utilities; (iv) maintenance, security, life safety and other services, such as alarm service, window cleaning and elevator maintenance; (v) repair and replacement, resurfacing or repaving of paved areas, sidewalks, curbs and gutters (except that any such work which constitutes a capital improvement shall be included in Operating Expenses in the manner provided in clause (xiii) below); (vi) landscaping, ground keeping, management, operation, and maintenance and repair of all public, private and park areas adjacent to the Building and Land; (vii) materials, supplies, tools and rental equipment; (viii) license, permit and inspection fees and costs; (ix) insurance premiums and costs (including a proportionate share if Landlord insures under a "blanket" policy) for any and all insurance carried by Landlord with respect to the Premises, and the deductible portion of any insured loss under any such Landlord's insurance ( not to exceed $20,000.00); (x) sales, use and excise taxes; (xi) legal, accounting and other professional services for the Building and the Land, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building and the Land; (xii) depreciation on personal property, including exterior window draperies provided by Landlord and floor coverings in the Common Areas and other public portions of the Building, and/or rental costs of leased furniture, fixtures, and equipment; and (xiii) the cost of any capital improvements to the Building or the Land made at any time that are intended in Landlord's judgment as labor saving devices, or to reduce or eliminate other Operating Expenses or to effect other economies in the operation, maintenance, or management of the Building, or that are necessary or appropriate in Landlord's judgment for the health and safety of occupants of the Building, or that are required under any law, ordinance, rule, regulation or order which was not applicable to the Building before the Commencement Date, all amortized over the useful life of such items determined in accordance with generally accepted accounting principles at an interest rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements and provided that, as to cost savings expenditures, the annual amount of such amortized costs passed through as an expense shall not exceed the cost savings realized in such year. Operating Expenses shall not include: (A) Real Estate Taxes; (B) legal fees, brokers' commissions or other costs incurred in the negotiation, termination, or extension of leases or in proceedings involving a specific tenant; (C) depreciation, except as set forth above; (D) interest, amortization or other payments on loans to Landlord except as a component of amortization as set forth above; (E) the cost of any repairs or alterations resulting from defects in the design or construction of the remodeled Building and the initial improvement of the Premises or that are required under any law, ordinance, rule, regulation or order which was applicable to the Building before the Commencement Date; (F) costs of repairs that are covered by warranties in connection with the construction of the Building; (G) the cost of capital improvements, except as set forth in clause (xiii) above; (H) any management fees, representing an amount paid to a person, firm, corporation, or other entity affiliated to Landlord to the extent in excess of the amount which would have been paid in the absence of such relationship; (I) expenses directly resulting from the negligence, willful misconduct or violation of laws by Landlord, its agents, servants or employees; (J) any costs of repairs for damage or destruction occasioned by eminent domain or fires or other casualty (except the deductible amount permitted under clause (iv) above); (K) all costs arising from monitoring, cleaning up and otherwise remediating, or due to the presence of, Hazardous Substances (defined below) at the Premises except to the extent caused by the release or emisssion of Hazardous Substances by Tenant, its contractors, employees or agent; (L) the creation of any reserves (other than standard operating reserves); (M) costs of correcting defects in or inadequacy of the renovation of the Building; and (N) insurance costs for coverage not customarily required by lenders, or paid by tenants, of similar projects in the vicinity of the Premises, insurance deductibles in excess of $20,000 per occurrence and premiums for earthquake insurance. Subject to the provisions of this definition, the determination of Operating Expenses shall be made by Landlord in accordance with generally accepted accounting principles and practices consistently applied.

                      Real Estate Taxes: All taxes, assessments and charges now or hereafter levied or assessed upon, or with respect to, the Building or any portion thereof, or any personal property of Landlord used in the operation thereof or located therein, or Landlord's interest in the Building or such personal property, by any federal, state or local entity, including: (i) all real property taxes and general and special assessments; (ii) charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or benefits to the Building; (iii) service payments in lieu of taxes; (iv) any tax, fee or excise on the use or occupancy of any part of the Building, or on rent for space in the Building; (v) any other tax, fee or excise, however described, that may be levied or assessed as a substitute for, in whole or in part, any other Real Estate Taxes; and (vi) reasonable fees and expenses, including those of consultants or attorneys, incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Real Estate Taxes do not include: (A) franchise, transfer, gift, estate, inheritance or capital stock taxes, or income taxes measured by the net income of Landlord, unless any such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any Real Estate Tax; (B) Impositions and all similar amounts payable by Tenant; and (C) penalties, fines, interest or charges due for late payment of Real Estate Taxes by Landlord. If any Real Estate Taxes are payable, or may at the option of the taxpayer be paid, in installments, such Real Estate Taxes shall, together with any interest that would otherwise be payable with such installment, be deemed to have been paid in installments, amortized over the maximum time period allowed by applicable law.

                      Rent: Base Rent, Escalation Rent and all other additional charges and amounts payable by Tenant in accordance with this Lease.

                      Term: The period from the Possession Date to the Expiration Date.

        2. Lease of Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises.

        3. Term; Condition and Acceptance of Premises.

               3.1 Initial Term and Acceptance of Premises. Except as hereinafter provided, and unless sooner terminated pursuant to the provisions of this Lease, the Term of this Lease shall commence on the Possession Date and end on the Expiration Date. Landlord shall deliver the Premises to Tenant on the Possession Date in the condition required by the Work Letter. To the extent that
(i) Landlord has agreed in the Work Letter to make any alterations or improvements to the Premises prior to the Possession Date, (ii) Tenant desires to take occupancy of the Premises in advance of the Possession Date, and (iii) Landlord determines in its sole discretion that Tenant's early occupancy shall not delay the completion of the improvements to the Premises, then Landlord shall deliver the Premises to Tenant in advance of the Possession Date on a date mutually agreed upon by Landlord and Tenant. If Landlord, for any reason whatsoever, is delayed in the delivery of the Premises to Tenant, this Lease shall not be void or voidable, and Landlord shall not be in default or liable to Tenant for any loss or damage resulting therefrom: provided, however, that if the Possession Date does not occur on or before January 1, 2001, then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord at any time before February 1, 2002, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. Within five (5) days after the Possession Date, Landlord and Tenant shall execute a Confirmation of Lease Term in the form as set forth in Exhibit E attached to this Lease. Tenant's occupancy of all or any portion of the Premises shall constitute Tenant's acceptance of the Premises in the condition called for by this Lease. Tenant's occupancy of all or any portion of the Premises shall constitute Tenant's acceptance of the Premises in the condition called for by this Lease, subject to the punchlist items as described in the Work Letter. Notwithstanding the foregoing, if the Possession Date occurs after September 1, 2000 as a result of events other than delays caused by the acts or omissions of Tenant, or Tenant's contractors, employees or agents ("Tenant Delays"), then the "Commencement Date" shall be a date calculated as follows: (i) two (2) weeks after the Possession Date, plus
(ii) the number of days by which the Possession Date exceeds September 1, 2000, minus (iii) the number of days of delay that Landlord is actually delayed in delivering the Premises to Tenant caused by Tenant Delays.


               3.2 Option to Extend.

                      3.2.1. Exercise of Option to Extend Term. If no "Suspension Condition" (as hereinafter defined) exists at the time of Tenant's exercise of the option to extend the Initial Term or at the commencement of the Extended Term, as the case may be, Tenant shall have two (2) options (each an "Extension Option") to extend the Initial Term for an additional period of five
(5) years each (each an "Extended Term"). To exercise Tenant's option with respect to the Extended Term, Tenant shall give notice to Landlord not less than two hundred ten (210) days prior to the expiration of the Initial Term, or the first Extended Term ("Election Notice"). A "Suspension Condition" shall mean the existence of any event or condition of default after expiration of any applicable grace, notice or cure periods. Tenant shall have no right to exercise the second Extension Option unless Tenant properly exercised the first Extension Option.

                      3.2.2. Fair Market Rent. If Tenant properly and timely exercises Tenant's option to extend pursuant to Section 3.2.1 above, such extension shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for each Extended Term shall be one hundred percent (100%) of the "Fair Market Rent" for space comparable to the Premises as of the commencement of the applicable Extended Term. "Fair Market Rent" shall mean the annual rental being charged for first class space comparable to the Premises in buildings comparable to the Building in the south of Market and financial districts of San Francisco, taking into account location, parking, condition and improvements to the space and the fact that Tenant is not entitled to rent concessions or a tenant improvement allowance. All other terms and conditions of the Lease, which may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during each Extended Term, as applicable, except that: (i) there shall be no further option to extend the Term beyond a date ten (10) years after the expiration of the Initial Term, (ii) there shall be no further rent concessions, and (iii) there shall be no tenant improvement allowance or similar provisions.

                      3.2.3. Determination of Rent. Within thirty (30) days after the date of the Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the Extended Term. If they are unable to agree within said thirty (30) day period, then the Fair Market Rent shall be determined as provided in Section 3.2.4 below, unless on or before such thirtieth (30th) day after the date of the Election Notice Tenant provides Landlord with written notice of its election to revoke the Election Notice and to not exercise its option to extend.

                      3.2.4. Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 3.2.4, each of whom shall be members of the Appraisal Institute and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

                      (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal ("Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party ("Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

                      (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

                      (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term in question by the agreement of at least two (2) of the appraisers.

                      (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

                      (v) If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three
(3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

                      3.2.5. Restriction on Assignment. The Extension Option shall be personal to Critical Path or any Related Entity (defined below), shall not be assignable or transferable, shall terminate upon any assignment of the Premises other than to a Related Entity and or any sublease that results in Tenant or a Related Entity retaining a portion of the Premises that is less than fifty percent (50%) of the Rentable Area of the original Premises

                      3.2.6. Amendment to Lease. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Rent for the Extended Term and shall also state the new Expiration Date of the Term of the Lease.

               3.3 Right to Terminate. Tenant shall have the right to terminate this Lease effective at the end of the seventh year following the Commencement Date (the "Early Termination Date") provided that Tenant delivers written notice to Landlord at least 180 days prior to the Early Termination Date and that on or before the Early Termination Date Tenant pays to Landlord a termination fee in an amount equal to the unamortized (amortized on a straight line basis over the Initial Term) Tenant Allowance (as defined in the Work Letter) and brokerage fee paid by Landlord to the Brokers at the time this Lease is executed and at the time the Tenant takes possession of the Premises.

        4. Rent.

               4.1. Obligation to Pay Base Rent. Tenant shall pay Base Rent to Landlord, in advance, in equal monthly installments, commencing on the Commencement Date, and thereafter on or before the first day of each calendar month during the Term. If the Commencement Date and/or Expiration Date is other than the first day of a calendar month, the installment of Base Rent for the first and/or last fractional month of the Term shall be prorated on a daily basis. Not less than thirty (30) days prior to the Commencement Date, Tenant shall pay to Landlord the first month's Base Rent.

               4.2. Manner of Rent Payment. All Rent shall be paid by Tenant without notice, demand, abatement, deduction or offset (except as expressly set forth herein), in lawful money of the United States of America, payable to Landlord, at Landlord's Address as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

               4.3. Additional Rent. All Rent not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable thirty (30) days after Tenant's receipt of Landlord's invoice therefor.

               4.4. Late Payment of Rent; Interest. Tenant acknowledges that late payment by Tenant of any Rent will cause Landlord to incur administrative costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to ascertain based on the facts and circumstances pertaining as of the Lease Date. Accordingly, if any Rent is not paid by Tenant when due, a late charge equal to five percent (5%) of such Rent; provided, however, that the following additional provisions shall apply to such late charge: (i) the first late payment in any calendar year shall not result in any late charge payment unless such payment of Rent is not received within two (2) business days after Landlord's delivery of written notice to Tenant, and (ii) if there are more than two (2) late payments of Rent by Tenant in any calendar year, then the late charge for each subsequent late payment in such calendar year shall be eight percent (8%). Any Rent, other than late charges, due Landlord under this Lease, if not paid when due, shall also bear interest from the date due until paid, at the lesser of the rate of ten percent (10%) per annum and the highest rate legally permitted. The parties acknowledge that such late charge and interest represent a fair and reasonable estimate of the administrative costs and loss of use of funds Landlord will incur by reason of a late Rent payment by Tenant, but Landlord's acceptance of such late charge and/or interest shall not constitute a waiver of Tenant's default with respect to such Rent or prevent Landlord from exercising any other rights and remedies provided under this Lease, at law or in equity.

        5. Calculation and Payments of Escalation Rent. During each full or partial calendar year of the Term subsequent to the Base Year, Tenant shall pay to Landlord Escalation Rent in accordance with the following procedures:

               5.1. Payment of Estimated Escalation Rent. During December of the Base Year and

December of each subsequent calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of Escalation Rent due for the next ensuing calendar year. On or before the first day of each month during such next ensuing calendar year, Tenant shall pay to Landlord in advance, in addition to Base Rent, one-twelfth (1/12th) of such estimated Escalation Rent. In the event such notice is given after December 31st of any year during the Term, (i) Tenant shall continue to pay Escalation Rent on the basis of the prior calendar year's estimate until the month after such notice is given, (ii) subsequent payments by Tenant shall be based of the estimate of Escalation Rent set forth in Landlord's notice, and (iii) with the first monthly payment of Escalation Rent based on the estimate set forth in Landlord's notice, Tenant shall also pay the difference, if any, between the amount previously paid for such calendar year and the amount which Tenant would have paid through the month in which such notice is given, based on Landlord's noticed estimate or, in the alternative, if such amount previously paid by Tenant for such calendar year through the month in which such notice is given exceeds the amount which Tenant would have paid through such month based on Landlord's noticed estimate, Landlord shall credit such excess amount against the next monthly payments of Escalation Rent due from Tenant. If at any time Landlord reasonably determines that the Escalation Rent for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant not more than once a calendar year, revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate. Notwithstanding anything to the contrary contained herein, Tenant may pay the portion of Escalation Rent attributable to Real Estate Taxes as set forth in Landlord's notice of its estimate of Escalation Rent on or before a date thirty (30) days prior to the date such Real Estate Taxes are due, unless Landlord notifies Tenant that its lender is requiring Landlord to escrow Real Estate Taxes pursuant to a deed of trust encumbering the Premises.

               5.2. Escalation Rent Statement and Adjustment. Within one hundred twenty (120) days after the close of each calendar year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, accompanied by a statement prepared by Landlord showing in reasonable detail the Operating Expenses and the Real Estate Taxes comprising the actual Escalation Rent. If Landlord's statement shows that Tenant owes an amount less than the payments previously made by Tenant for such calendar year, Landlord shall credit the difference first against any sums then owed by Tenant to Landlord and then against the next payment or payments of Rent due Landlord within thirty (30) days, except that if a credit amount is due Tenant after termination of this Lease, Landlord shall pay to Tenant any excess remaining after Landlord credits such amount against any sums owed by Tenant to Landlord. If Landlord's statement shows that Tenant owes an amount more than the payments previously made by Tenant for such calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after delivery of the statement.

               5.3. Proration for Partial Year. If this Lease terminates other than on the last day of a calendar year (other than due to Tenant's default), the amount of Escalation Rent for such fractional calendar year shall be prorated on a daily basis. Upon such termination, Landlord may, at its option, calculate the adjustment in Escalation Rent prior to the time specified in
Section 5.2 above. Tenant's obligation to pay Escalation Rent and Landlord's obligation to reimburse excess amounts as set forth in Section 5.2, above, shall survive the expiration or termination of this Lease.

               5.4. Tenant's Right to Contest Taxes If Real Estate Taxes are not contested by Landlord, Tenant shall have the right to contest such Taxes, at no cost or expense to Landlord, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, the contested Real Estate Taxes shall be promptly paid and discharged, unless such proceedings (and where necessary the posting of any appropriate bond or other security) shall operate to prevent or stay the collection of the Real Estate Taxes and secure any accruing penalties or interest and such proceedings shall provide a cure of Landlord's default in the payment of Real Estate Taxes required under any deed of trust upon the

Premises. Landlord shall join Tenant in such proceedings, if necessary, provided that Tenant pays all reasonable costs and expenses incurred by Landlord.

        6. Impositions Payable by Tenant. Tenant shall pay all Impositions prior to delinquency. If billed directly to Tenant, Tenant shall pay such Impositions and concurrently deliver to Landlord evidence of such payments. If any Impositions are billed to Landlord or included in bills to Landlord for Real Estate Taxes or other charges, then Tenant shall pay to Landlord all such amounts within twenty (20) days after delivery of Landlord's invoice therefor. If applicable law prohibits Tenant from reimbursing Landlord for an Imposition, but Landlord may lawfully increase the Base Rent to account for Landlord's payment of such Imposition, the Base Rent payable to Landlord shall be increased to net to Landlord the same return without reimbursement of such Imposition as would have been received by Landlord with reimbursement of such Imposition. Tenant's obligation to pay Impositions which have accrued and remain unpaid upon the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

        7. Use of Premises.

               7.1. Permitted Use. The Premises may only be used solely for the Permitted Use and for no other use or purpose.

               7.2. No Violation of Legal and Insurance Requirements. Tenant shall not do or knowingly permit to be done, or bring or keep or knowingly permit to be brought or kept, in or about the Premises, or any other portion of the Building, anything which (i) is prohibited by or will in any way conflict with any law, ordinance, rule or regulation; (ii) would invalidate or be in conflict with the provisions of any insurance policy carried by Landlord or Tenant on any portion of the Building or Premises, or any property therein; or
(iii) would cause a cancellation of any such insurance, increase the existing rate of or affect any such Landlord's insurance (unless Tenant pays an increase in premium), or subject Landlord to any liability or responsibility for injury to any person or property. If Tenant does or knowingly permits anything to be done which increases the cost of any of Landlord's insurance, or which results in the need, in Landlord's reasonable judgment, for additional insurance by Landlord or Tenant with respect to any portion of the Building or Premises, then after prior written notice to Tenant of such action Tenant shall reimburse Landlord, upon demand, for any such additional costs or the costs of such additional insurance, and/or procure such additional insurance at Tenant's sole cost and expense. Exercise by Landlord of such right to require reimbursement of additional costs (including the costs of procuring of additional insurance) shall not limit or preclude Landlord from prohibiting Tenant's impermissible use of the Premises or from invoking any other right or remedy available to Landlord under this Lease.

               7.3. Compliance with Legal, Insurance and Life Safety Requirements. Except as provided in clauses (i) through (iii) below, Tenant, at its cost and expense, shall promptly comply with all laws, ordinances, rules, regulations, orders and other governmental requirements, the requirements of any board of fire underwriters or other similar body, any directive or occupancy certificate issued pursuant to any law by any public officer or officers, the provisions of all recorded documents affecting any portion of the Building and all life safety programs, procedures and rules implemented or promulgated by Landlord in its reasonable judgement pertaining to Tenant's use of the Premises in order to comply with applicable laws, ordinances, rules, regulations, orders or governmental requirements or requirements of insurance underwriters ("Laws"). Tenant shall not, however, be required to comply with Laws requiring Tenant to make structural changes or capital improvements to the Premises unless necessitated, in whole or in part, by (i) Tenant's particular use or occupancy of the Premises, or (ii) Alterations (excluding any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter).

               7.4. No Nuisance. Tenant shall not (i) do or permit anything to be done in or about the Premises, or any other portion of the Building, which would injure or annoy, or obstruct or interfere with the rights of, Landlord or other occupants of the Building, or others lawfully in or about the Building;
(ii) use or allow the Premises to be used in any manner inappropriate for a Class A office building, or for any improper or objectionable purposes; or (iii) cause, maintain or permit any nuisance or waste in, on or about the Premises, or any other portion of the Building.

               7.5. Hazardous Substances. The term "Hazardous Substances" as used in the Lease, is defined as follows:

        Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger of damage or injury to health, welfare or to the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and (ii) those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

               Tenant represents and warrants to Landlord and agrees that at all times during the term of this Lease and any extensions or renewals thereof, Tenant shall:

               (i) promptly comply at Tenant's sole cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, of any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or knowingly allowing to be present(the "Environmental Activity") of Hazardous Substances in or about the Premises (each, an "Environmental Law", and all of them, "Environmental Laws") to the extent Tenant is responsible for the presence of such Hazardous Substances.

               (ii) indemnify and hold Landlord, its agents and employees, harmless from any and all demands, claims, causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorneys' fees incurred by Landlord as a result of (a) Tenant's failure or delay in properly complying with any Environmental Law as required by clause (i) above, or (b) any adverse effect which results from the Environmental Activity by Tenant, Tenant's subtenants or any of their respective agents, employees or contractors, whether Tenant or Tenant's subtenants or any of their respective agents, employees, contractors or invitees has caused such Environmental Activity, with or without Tenant's consent, , or either intentionally or unintentionally. If any action or proceeding is brought against Landlord, its agents or employees by reason of any such claim, Tenant, upon notice from Landlord, will defend such claim at Tenant's expense with counsel reasonably satisfactory to Landlord. This indemnity obligation by Tenant of Landlord will survive the expiration or earlier termination of this Lease.

               (iii) promptly disclose to Landlord by delivering, in the manner prescribed for delivery of notice in this Lease, a copy of any forms, submissions, notices, reports, or other written documentation (each, a "Communication") relating to any Environmental Activity, whether any such Communication is delivered to Tenant or any of its subtenants or is requested of Tenant or any of its subtenants by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

               (iv) in the event there is a release of any Hazardous Substance as a result of or in connection with any Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, which must be remediated under any Environmental Law, Landlord shall perform the necessary remediation; and Tenant shall reimburse Landlord for all costs thereby incurred within fifteen (15) days after delivery of a written demand therefor from Landlord (which shall be accompanied by reasonable substantiation of such costs). In the alternative, Landlord shall have the right to require Tenant, at its sole cost and expense, to perform the necessary remediation in accordance with a detailed plan of remediation which shall have been approved in advance in writing by Landlord. Landlord shall give notice to Tenant within thirty (30) days after Landlord receives notice or obtains knowledge of the required remediation. The rights and obligations of Landlord and Tenant set forth in this clause
        (iv) shall survive the expiration or earlier termination of this Lease.

               (v) notwithstanding any other provisions of this Lease, allow Landlord, and any authorized representative of Landlord, access and the right to enter and inspect the Premises for Environmental Activity, at any time deemed reasonable by Landlord, upon prior notice to Tenant on the terms set forth in Article 19.

Compliance by Tenant with any provision of this Section 7.5 shall not be deemed a waiver of any other provision of this Lease. Without limiting the foregoing, Landlord's consent to any Environmental Activity shall not relieve Tenant of its indemnity obligations under the terms hereof.

               Except as set forth in the Phase I Environmental Assessment dated January 22, 1996 prepared by William Dubovsky Environmental and that certain letter dated April 12, 1999 prepared by William Dubovsky Environmental,, to Landlord's knowledge, (a) no Hazardous Substance is present on the Building or the soil, surface water or groundwater of the Land, (b) no underground storage tanks are present on the Land, and (c) no action proceeding or claim is pending or threatened regarding the Building concerning any Hazardous Substance or pursuant to any Environmental Law. Landlord shall promptly remedy and shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Substance present at any time on or about the Building, or the soil, air, improvements, groundwater or surface water of the Land, or the violation of any Environmental Laws, except to the extent that any of the foregoing results from the Environmental Activity by Tenant or any of Tenant's subtenants or any of their respective agents, employees, contractors or invitees, in violation of Environmental Laws.


               This Section 7.5 of the Lease constitutes the entire agreement of Landlord and Tenant regarding Hazardous Substances.

               7.6. Special Provisions Relating to The Americans With Disabilities Act of 1990.

                      7.6.1. Allocation of Responsibility to Landlord. As between Landlord and Tenant, Landlord shall be responsible that the Building as of the Commencement Date complies with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and to take such actions and make such alterations and improvements as are necessary for such compliance. All costs incurred by Landlord in discharging its responsibilities under this Section 7.6.1 shall be included in Operating Expenses to the extent permitted by Section 1.1.

                      7.6.2. Allocation of Responsibility to Tenant. As between Landlord and Tenant, Tenant, at its sole cost and expense, shall be responsible that all Alterations to the Premises (excluding any alterations, additions or other improvements to the Premises made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter), Tenant's particular use and occupancy of the Premises, and Tenant's performance of its obligations under this Lease, comply with the requirements of the ADA, and to take such actions and make such Alterations as are necessary for such compliance; provided, however, that Tenant shall not make any such Alterations except upon Landlord's prior written consent pursuant to the terms and conditions of this Lease. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure in any respect to comply with its obligations set forth in this
Section 7.6.2. Tenant's indemnity obligations set forth in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

                      7.6.3. General. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord's agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty, or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant's obligations to comply with the ADA under this Lease or otherwise. Any failure of Landlord to comply with the obligations of the ADA shall not relieve Tenant from any obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant's use and possession of the Premises.

        8. Building Services.

               8.1. Maintenance of Building. Except as provided in Section 9, Landlord shall maintain the Building in good order and condition, except for ordinary wear and tear, damage by casualty or condemnation, or damage occasioned by the act or omission of Tenant or Tenant's employees, agents, contractors, licensees or invitees, which damage by Tenant or Tenant's employees, agents, contractors, licensees or invitees shall be repaired by Landlord at Tenant's expense. Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements
(a) to the roof or the structural portions of the Building, (b) which could be treated as a "capital expenditure" under generally accepted accounting principles, (c) to the heating, ventilating, air conditioning, electrical, fire and life safety, water, sewer, and plumbing systems serving the Premises and the Building, (d) to any exterior or other portion of the Land outside of the demising walls of the Premises, (e) due to negligent acts or omissions of Landlord or (f) for which Landlord has a right of reimbursement. Notwithstanding the foregoing, Tenant shall pay for its share of the repairs described above to the extent such costs are properly included in Operating Expenses.Landlord's maintenance of, and provision of services to, the Building shall be performed in a manner consistent with that of comparable office buildings in the San Francisco, California area. Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from or incidental to, nor shall the rental reserved in this Lease be abated by reason of, Landlord's failure to make any repair or to perform any maintenance required to be made or performed by Landlord under this Section 8.1, except as otherwise provided in
Section 20.6 or unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant; provided, however, that Landlord shall be liable only to Tenant for actual, out of pocket, costs or expenses incurred by Tenant as a direct result of Landlord's failure to cause the floor lobby or elevators of the Building to comply with laws which are immediately applicable to, and enforceable against, the Building (subject to Landlord's reasonable right of contest of such laws).


               8.2. Building Standard Services. During the Term, the Premises shall be furnished with water, gas, electricity and heating, ventilating and air conditioning in the capacity set forth in the Work Letter. Any additional utility services required by Tenant shall be procured by Tenant at its sole cost and expense and shall comply with all regulations and limitations as may be prescribed by any applicable policies, regulations or guidelines adopted by any federal, state or local governmental or quasi-governmental entities or utility suppliers. Landlord may establish in the Premises such measures as are required by laws, ordinances, rules or regulations or as it deems necessary or appropriate to conserve energy, including automatic switching of lights and/or more efficient forms of lighting. Tenant shall have access to the Building and all of the foregoing services 24 hours a day, 7 days a week.

               8.3. Interruption or Unavailability of Services. Rent shall not abate, no constructive or other eviction shall be construed to have occurred, Tenant shall not be relieved from any of its obligations under this Lease, and Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, the failure of Landlord to furnish, or delay in furnishing, any maintenance or services under this Article 8 as a result of repairs, alterations, improvements or any circumstances beyond Landlord's reasonable control. Landlord shall use reasonable diligence to remedy any failure or interruption in the furnishing of such maintenance or services. Notwithstanding anything set forth in this Lease to the contrary, if such interruption or interference with access to the Premises, or unavailability of services continues for more than thirty (30) consecutive days and such interruption or unavailability prevents Tenant from using the Premises, then commencing upon the expiration of such thirty (30) day period, Rent shall abate until beneficial use of the Premises is restored.

               8.4. Tenant's Payment of Utilities. Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay directly to the utility providing such service, as the same become due, all charges for water, gas, electricity, steam, telephone, sewer, waste pick-up and any other utilities, materials or services furnished to the Premises and/or used by Tenant on or about the Premises during the Term, including, without limitation, (i) meter, use, connection, hook-up and/or standby fees (including any connection or hook-up fees which relate to making the existing electrical, steam, gas, and water service available to the Premises as of or following the Commencement
Date), and (ii) penalties for discontinued or interrupted service relating to discontinuance and interruptions following the Commencement Date (except penalties resulting from Landlord's acts or omissions).

        9. Maintenance of Premises. Except as set forth in the second sentence of Section 8.1, Tenant shall, at all times during the Term, at Tenant's cost and expense, keep the Premises in good condition and repair, except for ordinary wear and tear and damage by casualty or condemnation. Tenant shall obtain at its own cost janitorial supplies and services for the Premises (which services shall at a minimum consist of vacuuming, emptying waste baskets and dusting at least five days a week) so that the interior of the Premises shall be maintained in a clean and sanitary order and condition as required by this Article 9. Except as may be specifically set forth in this Lease (including the Work Letter), Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, or any obligation respecting the condition, maintenance and repair of the Premises or any other portion of the Building. Except as expressly set forth herein, Tenant hereby waives all rights, including those provided in California Civil Code Section 1941 or any successor statute, to make repairs which are Landlord's obligation under this Lease at the expense of Landlord or to receive any setoff or abatement of Rent or in lieu thereof to vacate the Premises or terminate this Lease.

        10. Alterations to Premises.

               10.1. Landlord Consent; Procedure. Tenant shall not make or permit to be made any Alterations without Landlord's prior consent, which consent may be granted or withheld in Landlord's reasonable discretion; no consent shall be required for non-structural Alterations which do not require a building permit and which, in the aggregate per project, cost less than $25,000.00 to construct. Any Alterations to which Landlord has consented shall be made in accordance with procedures as then established by Landlord and the provisions of this Article 10.

               10.2. General Requirements. All Alterations shall be made at Tenant's cost and expense. Tenant shall be solely responsible for compliance with applicable laws, ordinances, rules and regulations in connection with all Alterations. Tenant shall be responsible for the cost of any additional alterations required by applicable laws, ordinances, rules and regulations to be made by Landlord to any portion of the Building as a result of Alterations. Tenant shall promptly commence or cause the commencement of construction of all Alterations and complete or cause completion of the same with due diligence as soon as possible after commencement.

               10.3. Removal of Alterations. If required by Landlord at the time Landlord provides consent to an Alteration, Tenant shall, prior to the expiration of the Term or termination of this Lease, remove such Alteration at Tenant's cost and expense and restore the Premises to the condition existing prior to the installation of such Alteration. If Tenant fails so to do, then Landlord may remove such Alteration and perform such restoration and Tenant shall reimburse Landlord for Landlord's cost and expense incurred to perform such removal and restoration (which obligation of Tenant shall survive the expiration or earlier termination of this Lease). Tenant shall repair at its cost and expense all damage to the Premises or the Building caused by the removal of such Alteration. Subject to the foregoing provisions regarding removal, all Alterations (including any above Building standard improvements to the Premises) shall be Landlord's property and from and after the expiration or earlier termination of this Lease shall remain on the Premises without compensation to Tenant. Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Tenant's Property") shall at all times be and remain Tenant's property. Tenant may remove Tenant's Property from the Premises at any time, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant's Property.

        11. Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed or obligations incurred by or for, or materials furnished to, Tenant pursuant to this Lease or otherwise. Landlord shall have the right to post and keep posted on the Premises any notices required by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens and to take any other action at the expense of Tenant that Landlord deems necessary or appropriate to prevent, remove or discharge such liens. Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any claim, demand, cause of action, obligation, liability, loss, cost or expense (including reasonable attorneys' fees) which may be asserted against or incurred by Landlord as a result of Tenant's failure to comply with the foregoing obligation (which indemnity obligation shall survive the expiration or earlier termination of this Lease).

        12. Damage or Destruction.

               12.1. Obligation to Repair. Except as otherwise provided in this
Article 12, if the

Premises, or any other portion of the Building necessary for Tenant's use and occupancy of the Premises, are damaged or destroyed by fire or other casualty, Landlord shall, within thirty (30) days after such event, notify Tenant of the estimated time, in Landlord's reasonable judgment, required to repair such damage or destruction. Unless Landlord terminates this Lease as set forth in
Section 12.2, then (i) Landlord shall proceed with all due diligence to repair the Premises, and/or the portion of the Building necessary for Tenant's use and occupancy of the Premises, to substantially the condition existing immediately before such damage or destruction, as permitted by and subject to then applicable laws, ordinances, rules and regulations; (ii) this Lease shall remain in full force and effect; and (iii) Rent shall abate for such part of the Premises rendered unusable by Tenant in the conduct of its business during the time such part is so unusable, in the proportion that the Rentable Area contained in the unusable part of the Premises bears to the total Rentable Area of the Premises.

               12.2. Termination Rights. If Landlord determines that the necessary repairs cannot be completed within two hundred seventy (270) days after the date of damage or destruction, or if such damage or destruction arises from causes not covered by Landlord's insurance policy required to be carried hereunder, Landlord may elect, in its notice to Tenant pursuant to Section 12.1, to (i) terminate this Lease or (ii) repair the Premises pursuant to the applicable provisions of Section 12.1 above. If Landlord terminates this Lease, then this Lease shall terminate as of the date of occurrence of the damage or destruction. If Landlord determines that the necessary repairs cannot be completed within two hundred seventy (270) days after the date of damage but Landlord does not elect terminate the Lease pursuant to this Section 12.2, Tenant shall have the right to terminate the Lease upon written notice to Tenant to be delivered within ten (10) days of receipt by Tenant of Landlord's notice of Landlord's determination that such damage or destruction cannot be completed within two hundred seventy (270) days. Notwithstanding anything to the contrary herein, Landlord shall not have the right to terminate the Lease if (i) that portion of the damage or destruction arising from causes covered by Landlord's insurance policy required to be carried hereunder may be completed within two hundred seventy (270) after the date of damage or destruction; (ii) the cost of that portion of the damage or destruction arising from causes not covered by Landlord's insurance policy required to be carried hereunder is less than five percent (5%) of the replacement cost of the Building; or (iii) Tenant deposits with Landlord prior to the commencement of any restoration work the full cost of the uninsured portion of the costs required to repair the Building.


               12.3. Cost of Repairs. Landlord shall pay the cost for repair of the Building and all improvements in the Premises, other than any Alterations. If Tenant elects to repair any damaged Alterations, Tenant may pay the costs therfor (but Landlord shall make available to Tenant for such purpose any insurance proceeds received by Landlord for such purpose under Landlord's insurance policy then in force). Tenant may also replace or repair, at Tenant's cost and expense, Tenant's movable furniture, equipment, trade fixtures and other personal property in the Premises which Tenant shall be responsible for insuring during the Term of this Lease.

               12.4. Damage at End of Term. Notwithstanding anything to the contrary contained in this Article 12, if the Premises, or any other portion thereof or of the Building, are materially damaged or destroyed by fire or other casualty within the last seven (7) months of the Term, then Landlord shall have the right, in its sole discretion, to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such event. Such termination shall be effective on the date specified in Landlord's notice to Tenant, but in no event later than the end of such 90-day period. For purposes hereof, the Premises or other portion of the Building shall be deemed to be materially damaged if such damage costs more than $2,000,000 to repair

               12.5. Waiver of Statutes. The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Building, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2) and 1933(4) providing for the termination of a lease upon destruction of the leased property.

        13. Eminent Domain.

               13.1. Effect of Taking. Except as otherwise provided in this
Article 13, if all or any part of the Premises is taken as a result of the exercise of the power of eminent domain or condemned for any public or quasi-public purpose, or if any transfer is made in avoidance of such exercise of the power of eminent domain (collectively, "taken" or a "taking"), this Lease shall terminate as to the part of the Premises so taken as of the effective date of such taking. On a taking of a portion of the Premises, Tenant shall have the right to terminate this Lease by notice to Landlord within thirty (30) days after the effective date of such taking, if the portion of the Premises taken is of such extent and nature so as to materially impair Tenant's business use of the balance of the Premises, as reasonably determined by Tenant. Such termination shall be operative as of the effective date of the taking. Landlord may terminate this Lease on a taking of any material portion of the Building if Landlord reasonably determines that such taking is of such extent and nature as to render the operation of the remaining Building economically infeasible or to require a substantial alteration or reconstruction of such remaining portion. Landlord shall elect such termination by notice to Tenant given within thirty
(30) days after the effective date of such taking, and such termination shall be operative as of the effective date of such taking. Upon a taking of the Premises which does not result in a termination of this Lease, the Base Rent shall thereafter be reduced as of the effective date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises.

               13.2. Condemnation Proceeds. Except as hereinafter provided, in the event of any taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an "award"), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant's rights hereinafter specified, Tenant hereby assigns to Landlord any right of Tenant in any award made for any taking. Notwithstanding the foregoing, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Premises to compensate for the unamortized cost paid by Tenant for the alterations, additions or improvements, if any, made by or on behalf of Tenant during the initial improvement of the Premises pursuant to the Work Letter and for any Alterations, or for Tenant's personal property taken, or for interference with or interruption of Tenant's business (including goodwill), or for Tenant's removal and relocation expenses.

               13.3. Restoration of Premises. On a taking of the Premises which does not result in a termination of this Lease, Landlord and Tenant shall restore the Premises as nearly as possible to the condition they were in prior to the taking in accordance with the applicable provisions and allocation of responsibility for repair and restoration of the Premises on damage or destruction pursuant to Article 12 above, and both parties shall use any awards received by such party attributable to the Premises for such purpose.

               13.4. Tenant Waiver. The rights and obligations of Landlord and Tenant on any taking of the Premises or any other portion of the Building are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Code of Civil Procedure Sections 1265.120 and 1265.130, or any similar successor statute.

        14. Insurance.

               14.1. Liability Insurance. Landlord, with respect to the Building, and Tenant, at its cost and expense with respect to the Premises, shall each maintain or cause to be maintained, from the Lease Date and throughout the Term, a policy or policies of Commercial General Liability insurance with limits of liability not less than Two Million Dollars ($2,000,000.00) per occurrence and in the aggregate. Each policy shall contain coverage for blanket contractual liability, personal injury liability, and premises operations, coverage deleting liquor liability exclusions and, as to Tenant's insurance, fire legal liability. Landlord shall have the right to approve the deductible under each policy of Tenant's liability insurance, such approval not to be unreasonably withheld.

               14.2. Form of Policies. All insurance required by this Article 14 shall be issued on an occurrence basis by solvent companies qualified to do business in the State of California, with a Best's rating of at least A and a financial size category of at least Class X, as set forth in the most recent edition of Best's. Any insurance required under this Article 14 may be maintained under a "blanket policy", insuring other parties and other locations, so long as the amount and coverage required to be provided hereunder is not thereby diminished. Tenant shall provide Landlord a copy of each policy of insurance or a certificate thereof certifying that the policies contain the provisions required hereunder. Tenant shall deliver such policies or certificates to Landlord within (30) days after the Lease Date, but in no event less than ten (10) business days prior to the Commencement Date or such earlier date as Tenant or Tenant's contractors, agents, licensees, invitees or employees first enter the Premises and, upon renewal, not less than thirty (30) days prior to the expiration of such coverage. All evidence of insurance provided to Landlord shall provide (i) that Landlord, Landlord's managing agent and any other person requested by Landlord who has an insurable interest, is designated as an additional insured without limitation as to coverage afforded under such policy; (ii) for severability of interests or that the acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured; (iii) that the insurer agrees not to cancel or reduce the coverage under the policy without at least thirty (30) days prior written notice to all additional insureds; (iv) that the aggregate liability applies solely to the Premises and the remainder of the Building; and (v) that Tenant's insurance is primary and noncontributing with any insurance carried by Landlord.

               14.3. Workers' Compensation Insurance. Tenant, at its sole cost and expense, shall maintain Workers' Compensation insurance as required by law and employer's liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

               14.4. Additional Tenant Insurance. Tenant, at its sole cost and expense, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.

               14.5. Landlord's Casualty Insurance. Landlord shall, during the Term of this Lease, procure and maintain in full force and effect, a policy or policies of "all risk" insurance covering the Building and the permanent tenant improvements in the Premises (including Alterations of which Landlord has notice), with standard extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements. The amount and scope of coverage of Landlord's insurance hereunder shall be determined by Landlord from time to time in its reasonable discretion based on prudent risk management practices for buildings comparable to the Building (but shall not be less than 90% of full replacement value of the Building and Tenant's permanent tenant improvements in the Premises (including Alterations of which Landlord has notice), and shall be subject to such deductible amounts as Landlord may reasonably elect based on prudent risk management practices for buildings comparable to the Building).

        15. Waiver of Subrogation Rights. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other and their respective employees, contractors, agents, assignees and subtenants, of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to property, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees, contractors, agents, assignees and subtenant, to the extent such damage is due to a risk that is required to be insured hereunder. Each party shall, to the extent such insurance endorsement is lawfully available at commercially reasonable rates, obtain or cause to be obtained, for the benefit of the other party, a waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance.

        16. Tenant's Waiver of Liability and Indemnification.

               16.1. Waiver and Release. Except to the extent due to the gross negligence or willful misconduct of Landlord or its agents, employees or contractors and Landlord's breach of its obligations hereunder, Landlord shall not be liable to Tenant or Tenant's employees, agents, contractors, licenses or invitees for, and Tenant waives and releases Landlord and Landlord's managing agent from, all claims for loss or damage to any property or injury, illness or death of any person in, upon or about the Premises and/or any other portion of the Building (including claims caused in whole or in part by the act, omission, or neglect of other tenants, contractors, licensees, invitees or other occupants of the Building or their agents or employees). The waiver and release contained in this Section 16.1 extends to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

               16.2. Indemnification of Landlord. Tenant shall indemnify, defend, protect and hold Landlord harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) the making of any alterations, additions or other improvements made by or Tenant or by its employees, contractors or agents during the initial improvement of the Premises pursuant to the Work Letter or any Alterations, or (ii) injury to or death of persons or damage to property occurring or resulting directly or indirectly from: (A) the use or occupancy of, or the conduct of business in, the Premises by Tenant or its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees; (B) any other occurrence or condition in or on the Premises; and (C) the negligence or willful ,misconduct of Tenant , its subtenants or any of their respective officers, directors, employees, agents, contractors, invitees or licensees, in or about any portion of the Building. Tenant's indemnity obligation includes reasonable attorneys' fees and costs, investigation costs and all other reasonable costs and expenses incurred by Landlord. If Landlord disapproves the legal counsel proposed by Tenant for the defense of any claim indemnified against hereunder, Landlord shall have the right to appoint its own legal counsel, the reasonable fees, costs and expenses of which shall be included as part of Tenant's indemnity obligation hereunder. The indemnification contained in this Section 16.2 shall extend to the officers, directors, shareholders, partners, employees, agents and representatives of Landlord.

               16.3. Indemnification of Tenant. Notwithstanding anything to the contrary herein, Landlord shall not be released or indemnified from and shall indemnify, defend, protect and hold Tenant harmless of and from any and all loss, liens, liability, claims, causes of action, damage, injury, cost or expense arising out of or in connection with (i) any breach or default by Landlord in the performance of any of its obligations under this Lease, (ii) the negligence or willful misconduct of Landlord or its agents, employees or contractors, or (iii) any loss or damage to property or injury to person occurring in the public entrances, stairways, corridors, elevators and elevator lobbies, and other public areas in the

Building or the other public areas in the Building (except for such loss, damage or injury for which Tenant is obligated to indemnify Landlord under Section 16.2).

        17. Assignment and Subletting.

               17.1. Compliance Required. Tenant shall not, directly or indirectly, voluntary or by operation of law, sell, assign or otherwise transfer this Lease, or any interest herein (collectively, "assign" or "assignment"), or sublet the Premises, or any part thereof, or permit the occupancy of the Premises by any person other than Tenant (collectively, "sublease" or "subletting", the assignee or sublessee under an assignment or sublease being referred to as a "transferee"), without Landlord's prior consent given or withheld in accordance with the express standards and conditions of this Article 17 and compliance with the other provisions of this Article 17. Any assignment or subletting made in violation of this Article 17 shall be void. Tenant acknowledges and agrees that the limitations on Tenant's right to sublet or assign which are set forth in this Article 17 are reasonable and, in particular, that the express standards and conditions upon Tenant's right to assign or sublet which are set forth in this Article 17 are reasonable as of the Lease Date.

               17.2. Request by Tenant; Landlord Response. If Tenant desires to effect an assignment or sublease, Tenant shall submit to Landlord a request for consent together with the identity of the parties to the transaction, the nature of the transferee's proposed business use for the Premises, the proposed documentation for and terms of the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein, including certified financial information, credit reports, the business background and references regarding the transferee, and an opportunity to meet and interview the transferee. Within fifteen (15) days after the later of such interview or the receipt of all such information required by Landlord, or within fifteen (15) days after the date of Tenant's request to Landlord if Landlord does not request additional information or an interview, Landlord shall have the right, by notice to Tenant, to: (i) consent to the assignment or sublease, subject to the terms of this Article 17; or (ii) decline to consent to the assignment or sublease. Provided that the request for consent and documentation is marked "LANDLORD'S RESPONSE IS REQUIRED WITHIN 15 DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF THE LEASE BETWEEN LANDLORD AND THE UNDERSIGNED" and the envelope containing the request is marked "PRIORITY", Landlord's failure to respond within the fifteen-day period described in the foregoing sentence shall constitute Landlord's consent to the proposed sublease or assignment.

               17.3. Conditions for Landlord Approval. Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment by Tenant. Without limiting the grounds on which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Tenant agrees that Landlord would be acting reasonably in withholding its consent in the following instances: (i) if Tenant is in default under this Lease after applicable notice and cure periods; (ii) if the transferee is a governmental or quasi-governmental agency, foreign or domestic; (iii) if, in Landlord's sole but reasonably judgment, the transferee's business, use and/or occupancy of the Premises would
(A) violate any of the terms of this Lease , or (B) require any Alterations which would reduce the value of the existing leasehold improvements in the Premises; (iv) if the financial condition of the transferee does not meet the requirements that would be applied by Landlord for a tenant in the Building under leases with comparable terms. If Landlord consents to an assignment or sublease, the terms of such assignment or sublease transaction shall not be modified without Landlord's prior written consent pursuant to this Article 17. Landlord's consent to an assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

               17.4. Costs and Expenses. As a condition to the effectiveness of any assignment or subletting under this Article 17, Tenant shall pay to Landlord all reasonable costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in evaluating Tenant's requests for assignment or sublease, whether or not Landlord consents to an assignment or sublease. Tenant shall pay the processing fee with Tenant's request for Landlord's consent under Section 17.2.

               17.5. Payment of Excess Rent and Other Consideration. Tenant shall also pay to Landlord, promptly upon Tenant's receipt thereof, fifty percent (50%) of any and all rent, sums or other consideration, howsoever denominated, realized by Tenant in connection with any assignment or sublease transaction in excess of the Base Rent and Escalation Rent payable hereunder (prorated to reflect the Rent allocable to the portion of the Premises if a sublease), after first deducting, (i) in the case of an assignment, the unamortized reasonable cost of Alterations paid for by Tenant and reasonable attorney's fee and real estate commissions paid by Tenant in connection with such assignment and, (ii) in the case of a sublease, the reasonable cost of Alterations made to the Premises at Tenant's cost to effect the sublease, and the reasonable attorney's fees and the amount of any real estate commissions paid by Tenant, both amortized over the term of the sublease.

               17.6. Assumption of Obligations; Further Restrictions on Subletting. Each assignee shall, concurrently with any assignment, assume all obligations of Tenant under this Lease. Each sublease shall be made subject to this Lease and all of the terms, covenants and conditions contained herein; and the surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination of this Lease in accordance with its terms, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or operate as an assignment to Landlord of any or all such subleases. No sublessee of a sublessee shall have the right further to sublet more than one additional time. Any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as a sublease by Tenant. No sublease, once consented to by Landlord, shall be modified without Landlord's prior consent. No assignment or sublease shall be binding on Landlord unless the transferee delivers to Landlord a fully executed counterpart of the assignment or sublease which contains the assumption by the assignee, or recognition by the sublessee, of the provisions of this Section 17.6, in form and substance satisfactory to Landlord, but the failure or refusal of a transferee to deliver such instrument shall not release or discharge such transferee from the provisions and obligations of this Section 17.6, but such failure shall constitute a breach under this Lease by Tenant.

               17.7. No Release. No assignment or sublease shall release Tenant from its obligations under this Lease, whether arising before or after the assignment or sublease. The acceptance of Rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Article 17. On a default by any assignee of Tenant in the performance of any of the terms, covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of commencing or exhausting remedies against such assignee. No consent by Landlord to any further assignments or sublettings of this Lease, or any modification, amendment or termination of this Lease, or extension, waiver or modification of payment or any other obligations under this Lease, or any other action by Landlord with respect to any assignee or sublessee, or the insolvency, or bankruptcy or default of any such assignee or sublessee, shall affect the continuing liability of Tenant for its obligations under this Lease and Tenant waives any defense arising out of or based thereon, including any suretyship defense of exoneration. Landlord shall have no obligation to notify Tenant or obtain Tenant's consent with respect to any of the foregoing matters.

               17.8. No Encumbrance. Notwithstanding anything to the contrary contained in this Article 17, Tenant shall have no right to encumber, pledge, hypothecate or otherwise transfer this Lease, or any of Tenant's interest or rights hereunder, as security for any obligation or liability of Tenant without Landlord's prior written consent.

               17.9 Assignment or Sublease to Related Entity. As long as Critical Path or a Related Entity (as defined herein) is the Tenant in possession of the Premises and no default then exists beyond applicable notice and cure periods, Tenant shall have the right, subject to the terms and conditions set forth in this Sections 17.9 but not Section 17.5, without the consent of Landlord, but without in any way releasing Critical Path from any of its obligations under this Lease, to (a) assign its interest in this Lease to a corporation or other entity which shall control, be under the control of, or be under common control with Critical Path (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and control interest if Tenant is not a corporation) or successor entity related to Tenant by merger, consolidation or reorganization or a purchaser of substantially all of Tenant's assets (any such entity being a "Related Entity"), or (b) sublease all or any portion of the Premises to a Related Entity, so long as such sublease does not result in the demising of any space in the Premises. Any assignment or sublease to a Related Entity pursuant to this Section 17.9 shall be subject to the following conditions: (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant?s interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Article 17), (ii) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities hereunder, as reasonably determined by Landlord, (iii) such assignment or sublease shall be subject to the terms of this Lease, including the provisions of Sections 17.6 and 17.7, and (iv) such Related Entity shall have executed all documents reasonably requested by Landlord to memorialize the foregoing. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (A) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (B) if applicable, evidence reasonably satisfactory to Landlord establishing compliance by the assignee with the net worth, income and cash flow requirements of clause (b)(ii) above, (C) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant?s part to be observed and performed or (D) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant.

        18. Rules and Regulations. Tenant shall observe and comply, and shall cause its sublessees, employees, agents, contractors, licensees and invitees to observe and comply, with the Rules and Regulations of the Building, a copy of which are attached to this Lease as Exhibit D, and, after notice thereof, with all modifications and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant, or Tenant's sublessees, employees, agents, contractors, licensees or invitees, for noncompliance with any Rules and Regulations of the Building by any other tenant, sublessee, employee, agent, contractor, licensee, invitee or other occupant of the Building. Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights and does not materially increase the obligations or decrease the rights of Tenant under the Lease

        19. Entry of Premises by Landlord.

               19.1. Right to Enter. Upon 24 hours advance notice to Tenant (except in emergencies or in order to provide regularly scheduled or other routine Building standard services or additional services requested by Tenant, or post notices of nonresponsibility or other notices permitted or required by law when no such notice shall be required), Landlord and its authorized agents, employees, and contractors may enter the Premises at reasonable hours to: (i) inspect the same; (ii) determine Tenant's compliance with its obligations hereunder; (iii) exhibit the same to prospective purchasers, lenders or tenants; (iv) supply any services to be provided by Landlord hereunder; (v) post notices of nonresponsibility or other notices permitted or required by law; (vi) make repairs, improvements or alterations, or perform maintenance in or to, the Premises or any other portion of the Building, including Building systems; and (vii) perform such other functions as Landlord deems reasonably necessary or desirable. Landlord may also grant access to the Premises to government or utility representatives and bring and use on or about the Premises such equipment as reasonably necessary to accomplish the purposes of Landlord's entry. Landlord shall use reasonable good faith efforts to effect all entries and perform all work hereunder in such manner as to minimize interference with Tenant's use and occupancy of the Premises. Landlord shall have and retain keys with which to unlock all of the doors in or to the Premises (excluding Tenant's vaults, safes and similar secure areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, including secure areas. Any entry shall comply with Tenant's reasonable security measures.

               19.2. Tenant Waiver of Claims. Except for damages to persons or property caused by the gross negligence or willful misconduct of Landlord, Tenant waives any claim for damages for any inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises, or any other loss, occasioned by any entry effected or work performed under this Article 19, and Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry or performance of such work. No entry to the Premises by Landlord or anyone acting under Landlord shall constitute a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

        20. Default and Remedies.

               20.1. Events of Default. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

                      a. Nonpayment of Rent. Failure to pay any Rent when due.

                      b. Unpermitted Assignment. An assignment or sublease made in contravention of any of the provisions of Article 17 above.

                      c. Abandonment. Abandonment of the Premises for a continuous period in excess of five (5) business days. For purposes hereof, "abandonment" shall have the meaning provided under California law.

                      d. Other Obligations. Failure to perform or fulfill any other obligation, covenant, condition or agreement under this Lease.

                      e. Bankruptcy and Insolvency. A general assignment by Tenant for the benefit of creditors, any action or proceeding commenced by Tenant under any insolvency or bankruptcy act or under any other statute or regulation for protection from creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement; the employment or appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets or the Premises which is not discharged within thirty (30) days; the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; or the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any such proceeding against Tenant, such proceeding is not dismissed. For purposes of this Section 20.1(e), "Tenant" means Tenant and any partner of Tenant, if Tenant is a partnership, or any person or entity comprising Tenant, if Tenant is comprised of more than one person or entity, or any guarantor of Tenant's obligations, or any of them, under this Lease.

                      f. 530 Folsom Street. If, at any time that Landlord is also the owner of the premises leased by Tenant under that certain Office Lease of even date herewith for premises commonly known as 530 Folsom Street, San Francisco (the "Folsom Lease"), Tenant is in default under the Folsom Lease, beyond any applicable notice and cure period.

               20.2. Notice to Tenant. Upon the occurrence of any default, Landlord shall give Tenant notice thereof. If a time period is specified below for cure of such default, then Tenant may cure such default within such time period.

                      a. Nonpayment of Rent. For failure to pay Rent, within five (5) days after Landlord's notice, unless Tenant has failed more than two
(2) times during any calendar year to timely pay any Rent, in which event no cure period shall apply.

                      b. Other Obligations. For failure to perform any obligation, covenant, condition or agreement under this Lease (other than nonpayment of Rent or Tenant's abandonment of the Premises) within ten (10) days after Landlord's notice or, if the failure is of a nature requiring more than 10 days to cure, then an additional forty five (45) days after the expiration of such 10-day period, but only if Tenant commences cure within such 10-day period and thereafter diligently pursues such cure to completion within such additional 45-day period. If Tenant has failed to perform any such obligation, covenant, condition or agreement more than two (2) times during any calendar year and notice of such event of default has been given by Landlord in each instance, then no cure period shall apply.

                      c. Assignment/Sublease. For an assignment or subletting in violation of Article 17, within ten (10) days after Landlord's notice.

                      d. No Cure Period. No cure period shall apply for any other event of default specified in Section 20.1.

               20.3. Remedies Upon Occurrence of Default. On the occurrence of a default which Tenant fails to cure after notice and expiration of the time period for cure, if any, specified in Section 20.2 above, Landlord shall have the right either (i) to terminate this Lease and recover possession of the Premises, or (ii) to continue this Lease in effect and enforce all Landlord's rights and remedies under California Civil Code Section 1951.4 (by which Landlord may recover Rent as it becomes due, subject to Tenant's right to assign pursuant to Article 17). Landlord may store any property of Tenant located in the Premises at Tenant's expense or otherwise dispose of such property in the manner provided by law. If Landlord does not terminate this Lease, Tenant shall in addition to continuing to pay all Rent when due, also pay Landlord's costs of attempting to relet the Premises, any repairs and alterations necessary to prepare the Premises for such reletting, and brokerage commissions and attorneys' fees incurred in connection therewith, less the rents, if any, actually received from such reletting. Notwithstanding Landlord's election to continue this Lease in effect, Landlord may at any time thereafter terminate this Lease pursuant to this Section 20.3.

               20.4. Damages Upon Termination. If and when Landlord terminates this Lease pursuant to Section 20.3, Landlord may exercise all its rights and remedies available under California Civil Code Section 1951.2, including the right to recover from Tenant the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided. As used herein and in Civil Code Section 1951.2, "time of award" means either the date upon which Tenant pays to Landlord the amount recoverable by Landlord, or the date of entry of any determination, order or judgment of any court or other legally constituted body determining the amount recoverable, whichever occurs first.

               20.5. Computation of Certain Rent for Purposes of Default. For purposes of computing unpaid Rent pursuant to Section 20.4 above, Escalation Rent for the balance of the Term shall be determined by averaging the amount paid by Tenant as Escalation Rent for the calendar year prior to the year in which the default occurred (or, if the prior year is the Base Year or such default occurs during the Base Year, Escalation Rent shall be based on Landlord's operating budget for the Building for the Base Year), increasing such average amount for each calendar year (or portion thereof) remaining in the balance of the Term at a per annum compounded rate equal to the mean average rate of increase for the preceding five (5) calendar years in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index (All Urban Consumers, All Items, 1982-1984 = 100) for the Metropolitan Area of which San Francisco, California, is a part, and adding together the resulting amounts. If such Index is discontinued or revised, such computation shall be made by reference to the index designated as the successor or substitute index by the United States Department of Labor, Bureau of Labor Statistics, or its successor agency, and if none is designated, by a comparable index as determined by Landlord in its sole discretion, which would likely achieve a comparable result to that achieved by the use of the Consumer Price Index. If the base year of the Consumer Price Index is changed, then the conversion factor specified by the Bureau, or successor agency, shall be utilized to determine the Consumer Price Index.


               20.6. Right to Cure Defaults. If Tenant fails to pay Rent (other than Base Rent and Escalation Rent) required to be paid by it hereunder, or fails to perform any other obligation under this Lease, and Tenant fails to cure such default within the applicable cure period, if any, specified in Section
20.2 above, then Landlord may, without waiving any of Landlord's rights in connection therewith or releasing Tenant from any of its obligations or such default, make any such payment or perform such other obligation on behalf of Tenant. All payments so made by Landlord, and all costs and expenses incurred by Landlord to perform such obligations, shall be due and payable by Tenant as Rent immediately upon receipt of Landlord's demand therefor. If Landlord fails to make repairs to the Premises or perform any other obligations under this Lease which Landlord is required to make pursuant to the terms of this Lease within fifteen (15) days after written notice from Tenant (provided Landlord shall have a longer time if reasonably necessary if Landlord commences cure within such fifteen (15) day period and diligently prosecutes such cure to completion) and such failure to repair materially and adversely affect Tenant's use of the Premises, then Tenant shall give Landlord an additional three (3) business days prior notice. If Landlord has not commenced repair within such three (3) business day period, Tenant shall have the right to repair the Premises, and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty
(30) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant makes such repairs, Tenant shall be responsible for damages or injuries caused by Tenant or its employees, contractors and subcontractors in making such repairs or any defect therein and shall indemnify Landlord against any liability, cost or expense (including attorneys' fees) arising out of such repair or any defect in the work performed. If Landlord does not dispute Tenant's right to reimbursement and fails to reimburse Tenant within such thirty (30) day period, Tenant may deduct the cost of such cure from Rent.

               20.7. Remedies Cumulative. The rights and remedies of Landlord under this Lease are cumulative and in addition to, and not in lieu of, any other rights and remedies available to Landlord at law or in equity. Landlord's pursuit of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other right or remedy.

        21. Subordination, Attornment and Nondisturbance.

               21.1. Subordination and Attornment. This Lease and all of Tenant's rights hereunder shall be subordinate to any ground lease or underlying lease, and the lien of any mortgage, deed of trust, or any other security instrument now or hereafter affecting or encumbering the Building, or any part thereof or interest therein, and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof (an "encumbrance", the holder of the beneficial interest thereunder being referred to as an "encumbrancer"). An encumbrancer may, however, subordinate its encumbrance to this Lease, and if an encumbrancer so elects by notice to Tenant, this Lease shall be deemed prior to such encumbrance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; and if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, Tenant shall attorn to the lessor thereof. Tenant shall execute, acknowledge and deliver in the form reasonably requested by Landlord or any encumbrancer, any documents required to evidence or effectuate the subordination hereunder, or to make this Lease prior to the lien of any encumbrance, or to evidence such attornment.

               21.2. Nondisturbance. If any encumbrance to which this Lease is subordinate is foreclosed, or a deed in lieu of foreclosure is given to the encumbrancer thereunder, or if any encumbrance consisting of a ground lease or underlying lease to which this Lease is subordinate is terminated, this Lease shall not terminate, and the rights and possession of Tenant under this Lease shall not be disturbed if (i) no default by Tenant then exists under this Lease (after expiration of applicable notice and cure periods); (ii) Tenant attorns to the purchaser, grantee, or successor lessor as provided in Section 21.1 above or, if requested, enters into a new lease for the balance of the Term upon the same terms and provisions contained in this Lease; and (iii) Tenant enters into a written agreement in a form reasonably acceptable to such encumbrancer with respect to subordination, attornment and non-disturbance. Concurrent with the execution of this Lease, Landlord shall use reasonable efforts to obtain a non-disturbance agreement from the existing encumbrancer in a form reasonably acceptable to Tenant. . If Tenant and the existing encumbrancer are not able to agree upon a mutually acceptable non-disturbance agreement within fifteen (15) days after the Lease Date, Tenant shall have the right to terminate the Lease within three (3) business days after such fifteenth day.

        22. Sale or Transfer by Landlord; Lease Non-Recourse.

               22.1. Release of Landlord on Transfer. Landlord may at any time transfer, in whole or in part, its right, title and interest under this Lease and in the Building, or any portion thereof. If the original Landlord hereunder, or any successor to such original Landlord, transfers (by sale, assignment or otherwise) its right, title or interest in the Building and the transferee assumes in writing all of landlord's obligations hereunder, all liabilities and obligations of the original Landlord or such successor under this Lease accruing after such transfer shall terminate, the original Landlord or such successor shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to each such new owner.

               22.2. Lease Nonrecourse to Landlord. Landlord shall in no event be personally liable under this Lease, and Tenant shall look solely to Landlord's interest in the Building (including insurance and condemnation proceeds, the Security Deposit and all proceeds thereof) of for recovery of any damages for breach of this Lease by Landlord or on any judgment in connection therewith. None of the persons or entities comprising or representing Landlord (whether partners, shareholders, officers, directors, trustees, employees, beneficiaries, agents or otherwise) shall ever be personally liable under this Lease or liable for any such damages or judgment and Tenant shall have no right to effect any levy of execution against any assets of such persons or entities on account of any such liability or judgment. Any lien obtained by Tenant to enforce any such judgment, and any levy of execution thereon, shall be subject and subordinate to all encumbrances as specified in Article 21 above.

        23. Estoppel Certificate.

               23.1. Procedure and Content. From time to time, and within ten
(10) days after written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate as specified by Landlord certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and identifying each modification); (ii) the Commencement Date and Expiration Date; (iii) that Tenant has accepted the Premises (or the reasons Tenant has not accepted the Premises), and if Landlord has agreed to make any alterations or improvements to the Premises, that Landlord has properly completed such alterations or improvements (or the reasons why Landlord has not done so); (iv) the amount of the Base Rent and current Escalation Rent, if any, and the date to which such Rent has been paid; (v) that Tenant has not committed any event of default, except as to any events of default specified in the certificate, and whether there are any existing defenses against the enforcement of Tenant's obligations under this Lease; (vi) that no default of Landlord is claimed by Tenant, except as to any defaults specified in the certificate; and (vii) such other matters as may be requested by Landlord.

               23.2. Effect of Certificate. Any such certificate may be relied upon by any prospective purchaser of any part or interest in the Building or encumbrancer (as defined in Section 21.1) and, at Landlord's request, Tenant shall deliver such certificate to Landlord and/or to any such entity and shall agree to such notice and cure provisions and such other matters as such entity may reasonably require. In addition, at Landlord's request, Tenant shall provide to Landlord for delivery to any such entity such information, including financial information, that may reasonably be requested by any such entity. Any such certificate shall constitute a waiver by Tenant of any claims Tenant may have in contravention to the information contained in such certificate and Tenant shall be estopped from asserting any such claim. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as a default by Tenant.

               23.2. Landlord's Estoppel If Tenant is required by an unaffiliated third party to produce an estoppel certificate, Landlord shall, within thirty (30) days after Tenant's request, execute and deliver to Tenant an estoppel certificate in favor of Tenant and such other persons as Tenant shall reasonably request, setting forth the following: (a) the Commencement Date and the Expiration Date; (b) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (c) that all conditions under this Lease to be performed by Tenant have, to Landlord's knowledge, been satisfied, or, in the alternative, those claimed by Landlord to be unsatisfied; (d) that, to Landlord's knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Landlord; (e) that the amount of advance Rent, if any (or none if such is the case), has been paid by Tenant; (f) the date to which rent has been paid; and

(g) such other information as Tenant may reasonably request.

        24. No Light, Air, or View Easement. Nothing contained in this Lease shall be deemed, either expressly or by implication, to create any easement for light and air or access to any view. Any diminution or shutting off of light, air or view to or from the Premises by any structure which now exists or which may hereafter be erected, whether by Landlord or any other person, shall in no way affect this Lease or Tenant's obligations hereunder, entitle Tenant to any reduction of Rent, or impose any liability on Landlord.

        25. Holding Over. No holding over by Tenant shall operate to extend the Term. If Tenant remains in possession of the Premises after expiration or termination of this Lease, unless otherwise agreed by Landlord in writing, then
(i) Tenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Lease, except that Base Rent shall be increased to equal 150% of the Base Rent then in effect; (ii) Tenant shall indemnify, defend, protect and hold harmless Landlord, and any tenant to whom Landlord has leased all or part of the Premises, from any and all liability, loss, damages, costs or expense (including loss of Rent to Landlord or additional rent payable by such tenant and reasonable attorneys' fees) suffered or incurred by either Landlord or such tenant resulting from Tenant's failure timely to vacate the Premises; and (iii) such holding over by Tenant shall constitute a default by Tenant.

        26. Security Deposit. If so specified in the Basic Lease Information, Tenant shall deposit with Landlord the Security Deposit upon the execution of this Lease by Tenant. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease. If Tenant fails to pay any Rent due hereunder, or otherwise commits a default (after applicable notice and cure periods) with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such Rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (subject to the provisions of California Civil Code Section 1950.7(c) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises). Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, any default. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease) within thirty (30) days after the later of (i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant if the Premises has been left in the condition specified by this Lease. Landlord's receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant and Landlord need not keep the Security Deposit separate from its general accounts. Subject to Section 22.1, upon termination of the original Landlord's (or any successor owner's) interest in the Premises, the original Landlord (or such successor) shall be released from further liability with respect to the Security Deposit upon the original Landlord's (or such successor's) compliance with California Civil Code Section 1950.7(d), or successor statute.

        27. Waiver. Failure of Landlord to declare a default by Tenant upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare such default at any time after its occurrence. To be effective, a waiver of any provision of this Lease, or any default, shall be in writing and signed by the waiving party. Any waiver hereunder shall not be deemed a waiver of subsequent performance of any such provision or subsequent defaults. The subsequent acceptance of Rent hereunder, or endorsement of any check by Landlord, shall not be deemed to constitute an accord and satisfaction or a waiver of any preceding default by Tenant, except as to the particular Rent so accepted, regardless of Landlord's knowledge of the preceding default at the time of acceptance of the Rent. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises by Landlord before the Expiration Date shall constitute a waiver of any provision of this Lease or of any default, or operate as a surrender of this Lease.

        28. Notices and Consents; Tenant's Agent for Service. All notices, approvals, consents, demands and other communications from one party to the other given pursuant to this Lease shall be in writing and shall be made by personal delivery, by use of a reputable overnight courier service or by deposit in the United States mail, certified, registered or Express, postage prepaid and return receipt requested. Notices shall be addressed if to Landlord, to Landlord's Address, and if to Tenant, to Tenant's Address. Landlord and Tenant may each change their respective Addresses from time to time by giving written notice to the other of such change in accordance with the terms of this Article 28, at least ten (10) days before such change is to be effected. Any notice given in accordance with this Article 28 shall be deemed to have been given (i) on the date of personal delivery or (ii) on the earlier of the date of delivery or attempted delivery (as shown by the return receipt or other delivery record) if sent by courier service or mailed.

        29. Authority. Tenant represents and warrants that (i) Tenant is a duly formed, authorized and existing corporation, (ii) Tenant is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall deliver to Landlord, upon Landlord's request, such certificates, resolutions, or other written assurances authorizing Tenant's execution and delivery of this Lease, and such financial information regarding Tenant and its constituent members, as requested by Landlord from time to time or at any time in order for Landlord to assess Tenant's then authority and/or ability to meet its obligations under this Lease. Landlord represents and warrants that (i) Landlord is a duly formed, authorized and existing limited liability company (ii) Landlord is qualified to do business in California, (iii) Landlord has the full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder, and (iv) each person signing on behalf of Landlord is authorized to do so. Landlord shall deliver to Tenant, upon Landlord's request, such certificates, resolutions, or other written assurances authorizing Landlord's execution and delivery of this Lease.

        30. Automobile Parking. In consideration for the Base Rent paid hereunder, Tenant shall have the right to occupy all of the parking stalls in the Building during the Initial Term and any Extended Term at no additional cost.

        31. Tenant to Furnish Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly deliver to Landlord, from time to time, upon Landlord's written request, publicly available financial statements (including a balance sheet and statement of income and expenses on an annualized basis) reflecting Tenant's then current financial condition. Such statements shall be delivered to Landlord within fifteen (15) days after Tenant's receipt of Landlord's request. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are and shall be true, correct and complete in all respects.

        32. Tenant's Signs. Tenant shall have the right to exclusive building signage (including the exclusive right to utilize any billboard signage), but Tenant shall not place on the Premises or on the

Building any exterior signs nor any interior signs that are visible from the exterior of the Premises or Building without Landlord's prior consent, which Landlord may withhold in its reasonable discretion. Landlord hereby consents to the signage for the Building substantially similar to that on Tenant's existing building located at 320 First Street in San Francisco. Tenant shall pay all costs and expenses relating to any such sign approved by Landlord, including without limitation, the cost of the installation and maintenance of the sign. On the date of expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs and repair any damage caused by such removal. If Tenant elects to no longer utilize the billboard signage, Base Rent payable to Landlord shall be reduced by $6,000 per month for the Initial Term and any Extended Terms. Tenant shall have the right to terminate the rental of the billboard signage upon one hundred eighty (180) days' written notice to Landlord. If Tenant elects to terminate the rental of the billboard signage, Landlord may rent the billboard signage to a third party, subject to the reasonable approval of the Tenant. In no case shall Landlord lease any signage on the Building to a competitor of Tenant.

        33. Miscellaneous.

               33.1. No Joint Venture. This Lease does not create any partnership or joint venture or similar relationship between Landlord and Tenant.

               33.2. Successors and Assigns. Subject to the provisions of
Article 17 regarding assignment, all of the provisions, terms, covenants and conditions contained in this Lease shall bind, and inure to the benefit of, the parties and their respective successors and assigns.

               33.3. Construction and Interpretation. The words "Landlord" and "Tenant" include the plural as well as the singular. If there is more than one person comprising Tenant, the obligations under this Lease imposed on Tenant are joint and several. References to a party or parties refers to Landlord or Tenant, or both, as the context may require. The captions preceding the Articles, Sections and subsections of this Lease are inserted solely for convenience of reference and shall have no effect upon, and shall be disregarded in connection with, the construction and interpretation of this Lease. Use in this Lease of the words "including", "such as", or words of similar import when following a general matter, shall not be construed to limit such matter to the enumerated items or matters whether or not language of nonlimitation (such as "without limitation") is used with reference thereto. All provisions of this Lease have been negotiated at arm's length between the parties and after advice by counsel and other representatives chosen by each party and the parties are fully informed with respect thereto. Therefore, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof, or by reason of the status of the parties as Landlord or Tenant, and the provisions of this Lease and the Exhibits hereto shall be construed as a whole according to their common meaning in order to effectuate the intent of the parties under the terms of this Lease.

               33.4. Severability. If any provision of this Lease, or the application thereof to any person or circumstance, is determined to be illegal, invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under the circumstances, or would frustrate the purposes of this Lease.

               33.5. Entire Agreement; Amendments. This Lease, together with the Exhibits hereto and any Addenda identified on the Basic Lease Information, contains all the representations and the entire agreement between the parties with respect to the subject matter hereof and any prior negotiations, correspondence, memoranda, agreements, representations or warranties are replaced in total by this

Lease, the Exhibits hereto and such Addenda. Neither Landlord nor Landlord's agents have made any warranties or representations with respect to the Premises or any other portion of the Building, except as expressly set forth in this Lease. This Lease may be modified or amended only by an agreement in writing signed by both parties.

               33.6. Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

               33.7. Litigation Expenses. If either party brings any action or proceeding against the other (including any cross-complaint, counterclaim or third party claim) to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit, including reasonable attorneys' fees and accountants' fees.

               33.8. Standards of Performance and Approvals. Unless otherwise provided in this Lease, (i) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease and (ii) whenever approval, consent or satisfaction (collectively, an "approval") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval. Nothing contained in this Lease shall, however, limit the right of a party to act or exercise its business judgment in a subjective manner with respect to any matter as to which it has been (A) specifically granted such right, (B) granted the right to act in its sole discretion or sole judgment, or (C) granted the right to make a subjective judgment hereunder, whether "objectively" reasonable under the circumstances and any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing implied by law to be part of this Lease. The parties have set forth in this Lease their entire understanding with respect to the terms, covenants, conditions and standards pursuant to which their obligations are to be judged and their performance measured, including the provisions of Article 17 with respect to assignments and sublettings.

               33.9. Brokers. Landlord shall pay to Landlord's Broker and Tenant's Broker, if any as specified in the Basic Lease Information of this Lease, a commission in connection with such Brokers' negotiation of this Lease pursuant to a separate agreement or agreements between Landlord and such Brokers. Other than such Brokers, Landlord and Tenant each represent and warrant to the other that no broker, agent, or finder has procured or was involved in the negotiation of this Lease and no such broker, agent or finder is or may be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant shall each indemnify, defend, protect and hold the other harmless from and against any and all liability, loss, damages, claims, costs and expenses (including reasonable attorneys' fees) resulting from claims that may be asserted against the indemnified party in breach of the foregoing warranty and representation.

               33.10. Memorandum of Lease. Either party shall, upon request of the other, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto) in form suitable for recording. Tenant shall have the right to record the memorandum and, if Tenant elects to do so, Tenant shall pay all recording fees and transfer taxes in connection therewith. Upon termination or expiration of the Lease, Tenant shall promptly execute and record a quit claim deed or other instrument required to remove such memorandum from the records of the San Francisco County Recorder's office.

               In no event shall this Lease be recorded by Tenant.

               33.11. Quiet Enjoyment. Upon paying the Rent and performing all its obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord, subject, however, to the provisions of this Lease and any encumbrances as specified in
Article 21.

               33.12. Surrender of Premises. Upon the Expiration Date or earlier termination of this Lease, Tenant shall quietly and peacefully surrender the Premises to Landlord in the condition specified in Article 9 above. On or before the Expiration Date or earlier termination of this Lease, Tenant shall remove all of its personal property from the Premises and repair at its cost and expense all damage to the Premises or Building caused by such removal. All personal property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense and/or dispose of the same in any manner permitted by law.

               33.13. Building Directory. INTENTIONALLY DELETED.

               33.14. Name of Building; Address. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises. Tenant shall, in connection with all correspondence, mail or deliveries made to or from the Premises, use the official Building address specified from time to time by Landlord.

               33.15 Year 2000 Compliance. The Premises, Building and Land shall meet all Year 2000 compliance requirements and the cost of such compliance shall be at Landlord's sole expense.

               33.16. Exhibits. The Exhibits specified in the Basic Lease Information are by this reference made a part hereof.

               33.17. Time of the Essence. Time is of the essence of this Lease and of the performance of each of the provisions contained in this Lease.

               33.18. Reasonable Expenditures Any expenditure by a party permitted or required under the Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

               IN WITNESS WHEREOF, the parties have executed this Lease as of the Lease Date.


LANDLORD:                               ECKER-FOLSOM PROPERTIES, LLC,
                                        a California limited liability company

                                        By:
                                           -------------------------------

                                             Its:
                                                 -------------------------

TENANT:                                 CRITICAL PATH, INC.,
                                        a California corporation


                                        By:
                                           -------------------------------

                                             Its:
                                                 -------------------------


                                        By:
                                           -------------------------------

                                             Its:
                                                 -------------------------

                                    EXHIBIT A

                             FLOOR PLANS OF PREMISES

                                    EXHIBIT B

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT C

                          TENANT IMPROVEMENT AGREEMENT

        THIS TEN ANT IMPROVEMENT AGREEMENT ("Agreement") is made and entered into by and between Landlord and Tenant as of the date of the Lease. This Agreement shall be deemed a part of the Lease to which it is attached. Capitalized terms which are used in this Agreement and defined in the Lease shall have the meaning given in the Lease.

        1. General.

               1.1. The Parties' Respective Obligations. At Landlord's sole cost and expense, in a good and workman like manner and in compliance with all workplans and as-built plans approved by the City, Landlord shall construct the Premises in "shell" condition which shall include only the work (the "Landlord's Work") described on Schedule I attached to this Agreement and in those certain plans prepared by Architecture Design Studio dated 10/5/99 (Delta 3 Set) Sheets A0.1 through A10.2 and S-1 through S-21. At Tenant's sole cost and expense, subject to the Construction Allowance described below, Landlord shall cause the contractor (as defined below) to construct all initial leasehold improvements in compliance with Final Plans (as defined below). The work which is to be performed pursuant to Final Plans and this Agreement is referred to as the "Tenant Improvements".

               1.2. Tenant Improvement Costs. The cost of performing the Tenant Improvements, including without limitation the costs described in Section 6 below (collectively, the "Tenant Improvement Costs") shall be paid by Tenant in the manner set forth in Section 5.

               1.3. Construction Allowance. In the manner provided in this
Section 5, Landlord shall provide an allowance for the Tenant Improvement Costs in an amount equal to equal to Thirty and 00/100 Dollars ($30.00) multiplied by the Rentable Area of the Premises (the "Construction Allowance"). If the cost of Tenant Improvements is less than the Construction Allowance, Tenant shall be entitled to a credit for any unused portion of the Construction Allowance in the form of rent abatement of the rent first becoming due under the Lease.

        2. Approval of Plans for Tenant Improvements.

               2.1. Notification of Architect. Tenant hereby notifies Landlord that it has engaged Richard Pollack & Associates having an address of 214 Grant Street, San Francisco, California, who is licensed architect, as Tenant's architect of record for the Tenant Improvements ("Architect"). Tenant's Architect shall prepare plans for the Tenant Improvements and shall be retained by Tenant for administrative services throughout the performance of Tenant Improvements.

               2.2. Submittal of Plans.

                      2.2.1. Preliminary Plans. On or before March 15, 2000, Tenant shall deliver to Landlord, for Landlord's review and approval, "Preliminary Plans" which shall include the following: (i) floor plans; (ii) preliminary architectural finish schedule; and (iii) sufficient detail showing the location of electrical, mechanical and plumbing to permit pricing. Within five (5) business days after Landlord's receipt of Preliminary Plans, Landlord shall either approve or disapprove Preliminary Plans, which approval shall not be unreasonably withheld. Failure by Landlord to respond within such five (5) day period shall be conclusively deemed approval. If Landlord disapproves Preliminary Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Landlord hereby approves the description of the Tenant Improvements attached as Schedule III hereto and shall not withhold consent to the Preliminary Plans or the Final Plans to the extent the same are consistent with such description and provided that the Tenant Improvements as described therein will not materially adversely affect the structure of the Building, the Building systems or the exterior of the Building nor violate any Laws or Environmental Laws.

                      2.2.2. Preliminary Budget. Landlord shall retain a third-party general contractor for the construction of the Tenant Improvements. Tenant shall have the right to approve the fee for the general contractor and the general conditions of the construction contract between Landlord and Contractor for the construction of the Tenant Improvements, which approval shall not be unreasonably withheld or delayed. Ten (10) days after approval by Landlord and Tenant of Preliminary Plans, Contractor shall prepare a preliminary budget for the Tenant Improvements based upon the approved Preliminary Plans, which Contractor shall submit to Tenant for its review and approval. Within five
(5) days after Tenant's receipt of the preliminary budget, Tenant shall either approve or disapprove the preliminary budget. If Tenant reasonably rejects such preliminary budget, Tenant shall, within five (5) days of Tenant's delivery of a written rejection notice to Landlord, require Architect to revise the Preliminary Plans to reduce the cost of the Tenant Improvements. Following Tenant's instructions to the Architect, Landlord and Tenant shall again follow the procedures set forth in Section 2.2.1 and this Section 2.2.2 with respect to the approval of the Preliminary Plans and to the submission and approval of the preliminary budget from Contractor.

                      2.2.3. Final Plans. Within fifteen (15) business days after Landlord and Tenant's approval of the preliminary budget for the Tenant Improvements, Tenant shall cause the Architect to deliver to Landlord, for Landlord's review and approval, complete plans, specifications and working drawings which incorporate and are consistent with Preliminary Plans and the preliminary budget, as previously approved by Landlord, and which show in detail the intended design, construction and finishing of all portions of Tenant Improvements, in sufficient detail for construction ("Final Plans"). Within ten
(10) business days after Landlord's receipt of Final Plans, Landlord shall either approve or disapprove Final Plans, which approval shall not be unreasonably withheld. If Landlord disapproves Final Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. If Landlord disapproves the Final Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Tenant shall submit to Landlord revised Final Plans within five (5) business days after Tenant's receipt of Landlord's disapproval notice. Following Landlord's receipt of the revised Final Plans from Tenant, Landlord shall have the right to review and approve the revised Final Plans pursuant to this Section 2.2.3. Landlord shall give Tenant written notice of its approval or disapproval of the revised Final Plans within five (5) business days after the date of Landlord's receipt thereof. If Landlord reasonably disapproves the revised Final Plans, then the following shall occur: (i) Landlord and Tenant shall continue to follow the procedures set forth in this Section 2.2.3 until Landlord and Tenant reasonably approve such Final Plans in accordance with this Section 2.2.3, and (ii) the period between the date which is ten (10) business after Landlord's reasonable disapproval (or such earlier date if Landlord approves or disapproves the first revised Final Plans in a period less than the 5-business days provided Landlord above) and the eventual mutual approval of such Final Plans shall constitute a Tenant Delay.

               2.3. Landlord's Approval. Landlord's approval of any of Tenant's plans, signs or materials samples shall not be valid unless such approval is in writing and signed by Landlord, or otherwise deemed approved in accordance with the provisions of Sections 2.2.1 and/or 2.2.3 of this Agreement. Landlord's approval of any of Tenant's plans, including any preliminary draft or version thereof, shall not be deemed to be a representation as to their completeness, adequacy for Tenant's intended use of the Premises or compliance with applicable law. Tenant shall pay to Landlord all reasonable costs incurred by Landlord's architect in the review of Preliminary Plans and Final Plans.

        3. Construction Budget. Upon approval by Landlord and Tenant of the Final Plans, Tenant shall propose preferred subcontractors to Landlord in certain trades which Landlord shall reasonably approve and in all other trades Landlord shall propose acceptable subcontractors to Tenant which Tenant shall reasonably approve and from such lists Landlord shall instruct Contractor to obtain competitive bids for the Tenant Improvements from at least three (3) subcontractors for each of the major subtrades and to submit the same to Landlord and Tenant for their review and approval. Landlord shall select the lowest bid unless Tenant agrees otherwise. Upon selection of the subcontractors and approval of the bids, Contractor shall prepare a cost estimate for the Tenant Improvements described in such Final Plans, based upon the bids submitted by the subcontractors selected. Contractor shall submit such cost estimate to Landlord and Tenant for their review and approval. Within five (5) days after their receipt of the cost estimate, Landlord and Tenant shall each either approve or disapprove the cost estimate, which approval shall not be unreasonably withheld. Tenant's failure to approve or disapprove the cost estimate within such 5-day period shall constitute grounds for the assertion of a Tenant Delay. Landlord or Tenant may each approve or reject such cost estimate in their reasonable sole discretion. If either Landlord or Tenant rejects such cost estimate, Landlord shall resolicit bids based on such Final Plans, in accordance with the procedures specified above. Following any resolicitation of bids by Landlord pursuant to this Section 3, Landlord and Tenant shall again follow the procedures set forth in this Section 3 with respect to the submission and reasonable approval of the cost estimate from Contractor; provided, however that the period between Tenant's disapproval of the first revised cost estimate and the eventual mutual approval of a cost estimate shall constitute a Tenant Delay. Tenant shall have the right to revise the Final Plans to reduce the Tenant Improvement Costs but the time required to do so and delays in the construction schedule as a result thereof shall constitute a Tenant Delay.

        4. Landlord to Construct. The construction contract shall specify and Landlord shall use best efforts to cause Contractor to construct the Tenant Improvements in a good and workmanlike manner, in accordance with the approved Final Plans and in compliance with all applicable Laws. Architect shall be responsible for promptly obtaining all necessary building permits and approvals and other authorizations from governmental agencies required in connection with the Tenant Improvements. The cost of all such permits and approvals, including inspection and other building fees required to obtain the permits for the Tenant Improvements, shall be included as part of the Tenant Improvement Costs. Tenant shall have the benefit of any warranties provided by Contractor, the subcontractors and suppliers in connection with the Tenant Improvements. Landlord shall diligently prosecute construction of Landlord's Work and the Tenant Improvements to completion. Landlord, Tenant, Contractor and Architect shall hold weekly meetings to discuss the status of the construction. Landlord shall provide Tenant with current construction schedules, including the estimated date of completion.

        5. Payment for Tenant Improvements. The Tenant Improvement Costs shall be paid solely by Tenant as follows:

               5.1 Method of Payment. Landlord shall bear the Tenant Improvement Costs up to the amount of the Construction Allowance; and Tenant shall be responsible for paying any excess in the Tenant Improvement Costs over the amount of such Construction Allowance. For the purposes of this Agreement, the term "Tenant's Share of Tenant Improvement Costs" shall mean the entire amount of all Tenant Improvement Costs, less the Construction Allowance provided by Landlord.

                      5.1.1. Payment. Within twenty (20) days after Landlord's receipt of reasonably satisfactory invoices for costs of labor and materials incurred in connection with the Tenant Improvements, together with such supporting documentation and lien waivers as Landlord may reasonably require in order to review the costs covered by the billing, Landlord shall pay the Tenant Improvement Costs represented by such invoices first coming due for payment, up to an aggregate amount equal to the Construction Allowance. As and when any amount of Tenant's Share of Tenant Improvement Costs become due and payable, Tenant shall pay such Tenant Improvement Costs to Landlord within fourteen (14) days after the date of Tenant's receipt of Landlord's written request therefor, together with such supporting documentation and lien waivers as Tenant may reasonably require in order to review the costs covered by the billing. Any failure by Tenant to pay any amount of Tenant's Share of Tenant Improvement Costs as and when required under this Agreement shall constitute a default by Tenant under the Lease after notice and applicable cure period provided under the Lease. Notwithstanding the foregoing, Tenant may elect to have Landlord finance Tenant's Share of Tenant Improvement Costs in an amount up to Five and 00/100 ($5.00) per square foot of Rentable Area by amortizing the Tenant's Share of Tenant Improvement Costs over the Initial Term at an interest rate of ten percent (10%) per annum. Tenant shall make such election within five (5) days of the approval of the construction budget pursuant to Sections 2 and 3 and within ten (10) days following such election, Landlord and Tenant shall enter into an amendment to the Lease providing for the increase in Base Rent.

                      5.1.2. Penalties. To the extent that any contractor or subcontractor working on the Tenant Improvements imposes upon Landlord any penalty or late charge due to Tenant's failure to pay to Landlord any amount due under this Section 5.1 as and when such amount is due, Tenant shall be solely responsible for paying such penalty or late charge; provided, however, that if Tenant disputes the imposition of such penalty or late charge, Tenant shall not be required to pay the penalty or late charge until the dispute has been settled or otherwise resolved; provided further, that if any penalty or late charge is imposed due to Tenant's exercise of its rights under this Section 5.1.3, Tenant shall pay such penalty or late charge as provided in this Section 5.1.3.

               5.2 Extra Work. Tenant shall be solely responsible for any and all costs and expenses arising from any improvements to or installations in the Building desired by Tenant and approved by Landlord that are outside the scope of the Final Plans.

        6. Tenant Improvement Costs. The Tenant Improvement Costs shall include all reasonable costs incurred in connection with the Tenant Improvements, as determined by Landlord in its reasonable discretion, including the following:

               6.1 All costs of space plans and other architectural and engineering plans and specifications for the Tenant Improvements, including engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation required in connection with the Tenant Improvements; provided however that only Two and 50/100 Dollars ($2.50) per square foot of Rentable Area for such costs may be allocated to the construction allowance and any costs in excess thereof shall be allocated to Tenant's Share of Tenant's Improvement Costs.

               6.2 All costs of obtaining building permits and other necessary authorizations from the City of San Francisco;

               6.3 All costs of interior design and finish schedule plans and specifications, including as-built drawings by Architect;

               6.4 All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee payable to the Contractor for overhead and profit, and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Contractor in connection with construction of the Tenant

Improvements;

               6.5 All fees payable to Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans;

               6.6 All costs of installing an emergency power supply systems in the Building for Tenant's computer rooms, including emergency HVAC;

Tenant Improvement Costs shall not include (and Tenant shall have no responsibility for and the Construction Allowance shall not be used for) the following: (a) cost incurred to remove Hazardous Materials from the Premises or the surrounding areas existing prior to the Commencement Date; (b) attorneys' fees incurred in connection with the negotiation of construction contracts and attorneys' fees, experts' fees and other costs in connection with disputes with third parties; (c) interest and other costs of financing construction costs; (d) cost incurred as a consequence of delay (unless the delay is caused by Tenant), construction defects or default by a contractor; (e) costs recoverable by Landlord upon account of warranties and insurance; (f) restoration costs in excess of insurance proceeds as a consequence of casualties; (g) penalties and late charges attributable to Landlord's failure to pay construction costs; (h) management or other general overhead costs incurred by Landlord except as provided in the construction contract with the general contractor or pursuant to
Section 6.4; (i) costs to bring the Premises prior to delivery thereof into compliance with all Laws in effect as of the Possession Date; (j) wages for overtime except required by Tenant's Delay or Tenant's change orders: and (k) constructions costs in excess of ten percent (10%) over the final construction cost estimate.

        7. Change Requests. No revisions to the approved Final Plans shall be made by either Landlord or Tenant unless approved in writing by both parties. Landlord agrees to make all changes (i) required by any public agency to conform with governmental regulations, or (ii) requested in writing by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld. Any costs related to such changes shall be added to the Tenant Improvement Costs and shall be paid for in accordance with Section 5. The billing for such additional costs shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to changes shall include, without limitation, any architectural, structural engineering, or design fees, and the Contractor's price for effecting the change. Any change order which may extend the date of substantial completion of the Tenant Improvements may be disapproved by Landlord unless Tenant agrees that for all purposes under this Lease, the Tenant Improvements shall be deemed to have been substantially completed on that date on which such Tenant Improvements would have been substantially completed without giving effect to the change order in question. All change orders shall specify any change in the cost estimate as a consequence of the change order.

        8. Acceptance of Building. When Landlord's Work and Tenant Improvements are complete Landlord shall deliver possession of the Premises to Tenant. As used herein, "complete" shall mean the first business day following a weekend after the date that all of the following have occurred: (i) Landlord shall certify in writing that Contractor has substantially completed the Landlord's Work and the Tenant Improvements, notwithstanding that minor details of construction, mechanical adjustment or decorations which do not materially interfere with Tenant's use of the Premises remain to be performed (such items being normally referred to as "punch list" items); (ii) Landlord or Contractor has obtained "signed-off" building permits and/or a temporary certificates of occupancy permitting Tenant's occupancy of the Premises; (iii) all sanitary, electrical, heating, ventilating and air conditioning systems of the Building are operational; and (iv) access to the Building and parking areas are available to the Tenant and Tenant's invitees 24 hours per day and 365 days per year. Within thirty (30) days after completion of the Tenant Improvements, Tenant shall conduct a walk-through inspection of the Building with Landlord and complete a punch-list of items needing additional work. Other than the items specified in the punch list, if any, by taking possession of the Building, Tenant shall be deemed to have accepted the Building in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances, except for latent defects in Landlord's Work discovered within six (6) months after the Possession Date. Any damage to the Building caused by Tenant's move-in shall be repaired or corrected by Tenant, at its sole cost and expense, which repair or corrective work shall not be paid for out of any Construction Allowance. Tenant acknowledges that neither Landlord nor Landlord's agents shall be deemed to have made any representations or warranties as to the suitability or fitness of the Building for the conduct of Tenant's business or for any other purpose, nor shall Landlord or Landlord's agents be deemed to have agreed to undertake any alterations or construct any improvements to the Building except as expressly provided in the Lease, this Agreement. If Tenant fails to submit a punch-list to Landlord within such 30-day period, it shall be deemed that there are no items needing additional work or repair. Contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord. If Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant. Nothing contained in this Section 9 shall limit, restrict, or terminate any right of Landlord or Tenant to make any claim against Contractor based upon the condition of the Building or any and all of Contractor's warranties (express and implied) with respect to the Building. Landlord shall use reasonable efforts to obtain a final certificate of occupancy for the Premises within ninety (90) days after the issuance of the temporary certificate of occupancy.


                        [SIGNATURES FOLLOW ON NEXT PAGE]

               IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representatives to execute this Agreement on their respective behalf as of the day and year first above written.


LANDLORD:                               ECKER-FOLSOM PROPERTIES, LLC,
                                        a California limited liability company

                                        By:
                                           -------------------------------

                                             Its:
                                                 -------------------------

TENANT:                                 CRITICAL PATH, INC.,
                                        a California corporation


                                        By:
                                           -------------------------------

                                             Its:
                                                 -------------------------

                   SCHEDULE 1 TO TENANT IMPROVEMENT AGREEMENT

                                 LANDLORD'S WORK

                           CORE AND SHELL DESCRIPTION
               (DESCRIPTION OF THE BUILDING, SYSTEMS AND FINISHES)
                            REVISED DECEMBER 13, 1999



                                      STEEL

                                    STRUCTURE


        The purpose of this Exhibit is to define general and specific parameters of architectural and engineering design practice to be employed by Landlord to the benefit of Tenant.

                                    BUILDING

                1. Landlord shall cause the building to be designed, engineered and constructed.

                2. Details of architecture shall be in substantial conformance with details of design as demonstrated by Landlord's building plans dated 10/5/99 (Delta 3 Set) Sheets A0.1 through A10.2 and S-1 through S-21.

                3. All areas of the Premises (as defined within the Lease) and all common areas shall be fully permitted by Landlord and shall be in compliance with the most recent version of all local, state and federal building codes and regulations including the Americans with Disabilities Act, necessary for occupancy.

                4. At time of delivery, Landlord shall provide all areas within the Premises in broom clean condition and all systems serving the Premises or within the Premises shall be in good working order.

                5. Landlord shall be responsible for the improvement within the building's main lobby including finished floor, painted smooth drywall finish, ceiling and lighting treatments, all subject to the reasonable approval of Tenant.

                6. All perimeter gypsum board details/treatment taped and mudded, including all areas above and below perimeter glazing, at soffits, columns, etc.

                                    STRUCTURE

                1. The design of the building shall integrate all current codes, regulations and utilize the highest level of engineering practice.

                2. The floors of the Premises shall be finished in accordance with the mutually approved plans and specifications for the building.

                3. Landlord shall provide finished gypcrete floors. The floors shall be ready to accept Tenant's carpeting and/or hard surface floor covering without further treatment.

                4. Floor flatness within the Premises shall be within a tolerance of 5/16 of an inch in ten feet.

                5. Tenant's space shall be designed to accommodate a combined live weight load of no less than 70 lbs per square foot and dead load of 35lbs per square foot and shall be designed to minimize vibration caused by people movement.

                                      ROOF

                1. The design of the roof structure shall incorporate accommodations for all equipment to be located upon the roof.

                2. At a minimum the roof shall have a minimum 10-year warranty.


                                  BUILDING CORE

                1. The building structure shall be constructed with sufficient provisions for thermal insulation, acoustic control and vibration isolation to limit noise and structural vibration transmission generated from building equipment.

                2. Noise levels found in all occupied office space within the Premises created or dispersed by equipment and ductwork shall be measured in all eight (8) octave bands.

                3. The maximum acceptable noise levels relating specifically to noise generated from the HVAC system, elevators and toilet rooms shall conform to the following.

                        a. Adjacent to the building core and extending out a distance of 10 feet NC 35.

                        b.      Lobbies, toilets, commercial area NC 40

                        c. Perimeter offices NC 35 d. Adjacent to roof penetrations and HVAC supply NC 35

                                  TOILET ROOMS

                1. Women's and men's toilet rooms, within the Premises, shall be in compliance with all code requirements and law and recommendations for size and quantity including the Americans with Disabilities Act.

                2. Each toilet room shall be consistent with details of design and finish developed by Landlord's architect and mutually approved by Tenant and Landlord including details and methods of installation.

                3. The minimum level of design and finish shall not be less than the following. - Water (hot at 110 degrees and cold) shall be provided for all rest rooms.

                        - Lavatory counters shall have high quality tops with bull nose leading edges.

                        -       Recessed lavatories with splashes.

                        - All vertical walls shall be finished with full height ceramic tile.

                        -       Floors shall be finished with ceramic tile.

                        - The ceilings shall be painted, water proof drywall.

                        - Metal toilet partitions shall be ceiling mounted with concealed latch and coat hooks.

                        -       Urinal partitions shall be wall mounted.

                        - Toilets and urinals shall be wall mounted in all rest rooms.

                5. Notwithstanding the foregoing, Tenant shall have the right to review and approve the finishes in the toilet rooms.


                             TENANT PLUMBING SYSTEM

                1. One point of access to domestic cold and hot water, sanitary waste and vent for Tenant's distribution shall be provided on each floor to allow for Tenant's coffee bars and service kitchens.


                                   HVAC SYSTEM

                1. Landlord shall provide and operate a first class quality Heating, Ventilating and Air Conditioning System with service available on a year round basis in all occupied areas of each of the buildings.

                2. The systems shall include controls that can monitor and manage each zone and can be centrally located for climate management.

                3. The systems shall have sufficient cooling and heating capacity to maintain an average inside temperature of 72f +/- 2 FDB during summer and 68 FDB during winter based on 99% ASHRAE standards for minimum / maximum exterior temperature and humidity.

                4. Internal heat loads for the building shall be calculated and generated by occupancy levels of one person per 140 useable sq. ft., lighting load of 1.5 watts/sq. ft., and miscellaneous power loads equivalent to a heat output of
                        8.5 watts per useable square foot.

                5. Outdoor air ventilation shall be consistent with ASHRAE Standard 62-1989. The building shall employ a variable volume fan system.

                6. Landlord shall make available condenser water for Tenant's supplemental cooling requirements.

                7. The supplemental cooling capability shall be 20 tons per floor and shall be designed into the building cooling system.

                8. The exact type of system(s), water cooled VAV or air cooled roof mounted package units, and related requirements shall be mutually agreed upon.

                9. Landlord has provided a description of acceptable HVAC systems which is dated _____ and is authored by _____, PE (Exhibit _____).

                10. The HVAC system(s) includes the completed primary pneumatic trunks within the Premises of each floor, ventilation make-up air systems, toilet exhaust systems and direct digital controls for primary systems and an energy management system, including HVAC and lighting control.

                11. The energy management system shall be capable of allowing Tenant to request floor by floor after hours HVAC

                12. Landlord's HVAC system shall be designed to accommodate the general exhaust requirements related to performing general business services.


                           ELECTRICAL AND POWER SYSTEM

                1. Landlord shall provide the main power service from multiple sub stations, if available, from utility provider to the entry point of each building and to Tenant distribution panels which shall be at 277/480 volts, three-phase, four wire from multiple feeds located in a vault(s) within each of the buildings.

                2. 277/480 volt power is to be delivered by Landlord to lighting panels and 120/208 volt transformers (K-rated) and panels for Tenant power distribution.

                3. Each tenant floor shall be provided with 277/480 volt lighting panels and 120/208 volt power panels sufficient to provide the following connected capacities:

                        -       Distributable power for lighting at a minimum of
                                1.5 watts per rentable square foot of the Premises or as permitted by the local energy code.

                        - Distributable 120/208 volt power at 8.5 watts of connected power per rentable square foot of the Premises and an additional 3 watts per rentable square foot of capacity for use by Tenant.

                4. Landlord shall provide emergency power to operate lighting and fire and life safety systems as required by code.


                          FIRE AND LIFE SAFETY SYSTEMS

                1. Base building fire and life safety systems shall meet all local codes and regulations and all requirements of California State Title 24, the Americans with Disabilities Act and shall be capable of being extended beyond the core or the Premises with adequate capacity to accommodate Tenant's improvements.

                2. Fire alarm pull stations and fire extinguishers only as required by code shall be at each stairwell entry along with fire alarm pulls, strobes, exit signs, as required by code at each elevator lobby.

                3. The shell and core building improvements shall include a fire sprinkler system, main loop, and lateral runs. Tenant to pay for relocated or added heads.


                                 ACCESS SYSTEMS

                1. The building shall have a fully operable security system, with card readers at all points of entry.

                2. Landlord shall provide adequate card access devices to Tenant's employees.

                3. All building security equipment shall be separate from Tenant's security system(s).


                             COMMUNICATION SYSTEM(S)

                1. A main telephone terminal room within the building garage, shall be provided by Landlord with multiple feeder ducts and service from the telephone company(s).

                2. Conduits shall be provided by Landlord from this terminal room to the main telephone risers and conduits that services Tenant's premises.

                3. Fire resistant plywood telephone backboards shall be provided for each building in the telephone room.

                4. Fire sealed floor openings shall be provided in the telephone room on each floor for additional risers, conduits and cables.

                5. Vertical and horizontal shaft and raceway space shall be provided and identified, for the exclusive use of Tenant within the core.

                6. Landlord shall provide conduit raceway for building-to-building connections for data and telecommunications and security transmission and to the point of utility demarcation to accommodate requirements for Tenant's private telephone, electrical, data, security and CTV systems.


                                    ELEVATORS


                1. Elevator cab shall be equipped with security code push button access and will have 2,500 lb. capacity at 125 feet per minute.

                2. All elevator cabs shall be in compliance with all codes and regulations including the Americans with Disabilities Act.

                3. This elevator shall provide access to all floors of Tenant's Premises, the building, the garage, and other equipment levels of the Building (excluding the roof).

                                    EXHIBIT D

                              RULES AND REGULATIONS

        No rules and regulations exist at this time. Landlord reserves the right to promulgate rules and regulations at a future date in accordance with the terms of the Lease.

                                    EXHIBIT E

                           CONFIRMATION OF LEASE TERM

LANDLORD:             ECKER-FOLSOM PROPERTIES, LLC

TENANT:               CRITICAL PATH, INC.

LEASE DATE:           December _______, 1999

PREMISES:             33 Clementina Street, San Francisco, California


Pursuant to Section 3 of the above referenced Lease, the Commencement Date as defined in Section 3 shall be _________________________.


LANDLORD:                               ECKER-FOLSOM PROPERTIES, LLC,
                                        a California limited liability company

                                        By:
                                           -------------------------------

                                             Its:
                                                 -------------------------

TENANT:                                 CRITICAL PATH, INC.,
                                        a California corporation


                                        By:
                                           -------------------------------

                                             Its:
                                                 -------------------------

                                TABLE OF CONTENTS


                                                                                           PAGE
1.  Definitions                                                                              1

   1.1.  Terms Defined                                                                       1

2.  Lease of Premises                                                                        3

3.  Term; Condition and Acceptance of Premises                                               3

4.  Rent                                                                                     6

   4.1.  Obligation to Pay Base Rent                                                         6

   4.2.  Manner of Rent Payment                                                              6

   4.3.  Additional Rent                                                                     6

   4.4.  Late Payment of Rent; Interest                                                      6

5.  Calculation and Payments of Escalation Rent                                              6

   5.1.  Payment of Estimated Escalation Rent                                                6

   5.2.  Escalation Rent Statement and Adjustment                                            7

   5.3.  Proration for Partial Year                                                          7

   5.4.  Tenant's Right to Contest Taxes                                                     7

6.  Impositions Payable by Tenant                                                            8

7.  Use of Premises                                                                          8

   7.1.  Permitted Use                                                                       8

   7.2.  No Violation of Legal and Insurance Requirements                                    8

   7.3.  Compliance with Legal, Insurance and Life Safety Requirements                       8

   7.4.  No Nuisance                                                                         9

   7.5.  Hazardous Substances                                                                9

   7.6.  Special Provisions Relating to The Americans With Disabilities Act of 1990         10

     7.6.1.  Allocation of Responsibility to Landlord                                       10

     7.6.2.  Allocation of Responsibility to Tenant                                         11

     7.6.3.  General                                                                        11

8.  Building Services                                                                       11

   8.1.  Maintenance of Building                                                            11

   8.2.  Building Standard Services                                                         12

   8.3.  Interruption or Unavailability of Services                                         12

   8.4.  Tenant's Payment of Utilities                                                      12

9.  Maintenance of Premises                                                                 12

10.  Alterations to Premises                                                                13

   10.1.  Landlord Consent; Procedure                                                       13

   10.2.  General Requirements                                                              13

   10.3.  Removal of Alterations                                                            13

11.  Liens                                                                                  13

12.  Damage or Destruction                                                                  13

   12.1.  Obligation to Repair                                                              13

   12.2.  Termination Rights                                                                14

   12.3.  Cost of Repairs                                                                   14

   12.4.  Damage at End of Term                                                             14

   12.5.  Waiver of Statutes                                                                14

13.  Eminent Domain                                                                         15

   13.1.  Effect of Taking                                                                  15

   13.2.  Condemnation Proceeds                                                             15

   13.3.  Restoration of Premises                                                           15

   13.5.  Tenant Waiver                                                                     15

14.  Insurance                                                                              15

   14.1.  Liability Insurance                                                               16

   14.2.  Form of Policies                                                                  16

     14.3.  Workers' Compensation Insurance                                                 16

     14.4.  Additional Tenant Insurance                                                     16

15.  Waiver of Subrogation Rights                                                           17

16.  Tenant's Waiver of Liability and Indemnification                                       17

   16.1.  Waiver and Release                                                                17

   16.2.  Indemnification of Landlord                                                       17

     16.3.  Indemnification of Tenant                                                       17

17.  Assignment and Subletting                                                              18

   17.1.  Compliance Required                                                               18

   17.2.  Request by Tenant; Landlord Response                                              18

   17.3.  Conditions for Landlord Approval                                                  18

   17.4.  Costs and Expenses                                                                18

   17.5.  Payment of Excess Rent and Other Consideration                                    19

   17.6.  Assumption of Obligations; Further Restrictions on Subletting                     19

   17.7.  No Release                                                                        19

   17.8.  No Encumbrance                                                                    19

18.  Rules and Regulations                                                                  20

19.  Entry of Premises by Landlord                                                          20

   19.1.  Right to Enter                                                                    20

   19.2.  Tenant Waiver of Claims                                                           21

20.  Default and Remedies                                                                   21

   20.1.  Events of Default                                                                 21

   20.2.  Notice to Tenant                                                                  22

   20.3.  Remedies Upon Occurrence of Default                                               22

   20.4.  Damages Upon Termination                                                          23

   20.5.  Computation of Certain Rent for Purposes of Default                               23

   20.6.  Right to Cure Defaults                                                            23

   20.7.  Remedies Cumulative                                                               24

21.  Subordination, Attornment and Nondisturbance                                           24

   21.1.  Subordination and Attornment                                                      24

   21.2.  Nondisturbance                                                                    24

22.  Sale or Transfer by Landlord; Lease Non-Recourse                                       24

   22.1.  Release of Landlord on Transfer                                                   24

   22.2.  Lease Nonrecourse to Landlord                                                     25

23.  Estoppel Certificate                                                                   25

   23.1.  Procedure and Content                                                             25

   23.2.  Effect of Certificate                                                             25

   23.2. Landlord's Estoppel                                                                25

24.  No Light, Air, or View Easement                                                        26

25.  Holding Over                                                                           26

26.  Security Deposit                                                                       26

27.  Waiver                                                                                 26

28.  Notices and Consents; Tenant's Agent for Service                                       27

29. Authority                                                                               27

30.  Automobile Parking                                                                     27

31.  Tenant to Furnish Financial Statements                                                 27

32.  Tenant's Signs                                                                         27

33.  Miscellaneous                                                                          28

   33.1.  No Joint Venture                                                                  28

   33.2.  Successors and Assigns                                                            28

   33.3.  Construction and Interpretation                                                   28

   33.4.  Severability                                                                      28

   33.5.  Entire Agreement; Amendments                                                      28

   33.6.  Governing Law                                                                     29

   33.7.  Litigation Expenses                                                               29

   33.8.  Standards of Performance and Approvals                                            29

   33.9.  Brokers                                                                           29

   33.10.  Memorandum of Lease                                                              29

   33.11.  Quiet Enjoyment                                                                  29

   33.12.  Surrender of Premises                                                            30

   33.13.  Building Directory                                                               30

   33.14.  Name of Building; Address                                                        30

   33.16.  Exhibits                                                                         30

   33.17.  Time of the Essence                                                              30

   33.18.  Reasonable Expenditures                                                          30